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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Hartford Financial Services Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The Hartford Financial Services Group, Inc.
Notice of Special Meeting of Shareholders
and Proxy Statement

Letter to Shareholders

[date], 2009

Dear Shareholder:

I am pleased to invite you to attend a Special Meeting of Shareholders of The Hartford Financial Services Group, Inc. (the "Company"), to be held in the Wallace Stevens Theater at The Hartford's Home Office in Hartford, Connecticut, on [day], [date], 2009, at [time], Eastern Daylight Time. Under the rules of the Securities and Exchange Commission, we have elected to furnish proxy materials to our shareholders on the Internet.

At the Special Meeting, holders of shares of our common stock will be asked to consider and vote on a proposal to approve the conversion of any outstanding shares of our Series C non-voting contingent convertible preferred stock (the "Series C Preferred Stock") into our common stock and the exercise of a Series C Warrant (the "Series C Warrant") to purchase our common stock, which was issued and sold to certain affiliates of Allianz SE in October 2008, as described below and more fully in the accompanying proxy statement, as well as other potential issuances of our Common Stock for anti-dilution and related purposes as contemplated by our agreements with Allianz SE relating to the investment of Allianz SE and its affiliates. OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR THIS PROPOSAL.

On October 6, 2008, we announced that we had entered into an agreement to raise approximately $2.5 billion through sales of debt and equity securities to certain affiliates of Allianz SE (Allianz SE together with such affiliates "Allianz").

Pursuant to this agreement, and the related agreements entered into on October 17, 2008, we issued and sold to Allianz in a private placement: (i) $1.75 billion aggregate principal amount of our 10% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068; (ii) 6,048,387 shares of our Series D non-voting contingent convertible preferred stock ("Series D Preferred Stock"), which on January [    •    ], 2009 were

converted into 24,193,548 shares of our common stock; (iii) a Series B Warrant, which is currently exercisable, in part, for shares of our common stock and, in part, for shares of our Series B non-voting contingent convertible preferred stock ("Series B Preferred Stock"), but which upon receipt of necessary insurance regulatory and antitrust approvals, will instead be exercisable, in full, to purchase a total of 34,806,452 shares of the Company's common stock; and (iv) a Series C Warrant that is initially exercisable for our Series C Preferred Stock, but which upon receipt of necessary antitrust and insurance regulatory approvals and approval by our shareholders of the proposal discussed in the accompanying proxy statement, will be exercisable to purchase 34,308,872 shares of the Company's common stock.

The accompanying Notice of a Special Meeting and the proxy statement provide information about the matters to be acted upon by the Company and its shareholders and should be read and considered carefully. The approval of the convertibility of any outstanding Series C Preferred Stock into, and the exercisability of the Series C Warrant for, our common stock, as further described in the proxy statement, will require the affirmative vote of the holders of a majority of the stock having voting power present at the meeting in person or by proxy. Failure to vote or a broker non-vote will not affect whether this proposal is approved, but an abstention will have the same effect as a vote against this proposal. We hope that you will participate in the Special Meeting either by attending and voting in person or by voting as promptly as possible by proxy, by telephone or through the Internet. Your vote is important and we urge you to exercise your right to vote.

Sincerely,

Ramani Ayer
Chairman and
Chief Executive Officer

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

        A Special Meeting of the shareholders of The Hartford Financial Services Group, Inc. (the "Company") will be held at [time] on [day], [date], 2009 in the Wallace Stevens Theater at the Company's Home Office, One Hartford Plaza, Hartford, Connecticut 06155, for the following purpose:

  •
  To approve the conversion of any issued and outstanding Series C Non-Voting Contingent Convertible Preferred Stock of the Company into common stock of the Company and the exercise of the Series C Warrant to purchase common stock of the Company, as well as other potential issuances of our common stock for anti-dilution and related purposes as contemplated by our agreements with Allianz SE relating to the investment of Allianz SE and its affiliates.

        This item of business is more fully described in the accompanying proxy statement available as described below. Submission of this proposal to our shareholders is required under the terms of the investment agreement, dated as of October 17, 2008, between the Company and Allianz SE.

  The Board of Directors recommends shareholders vote "FOR" the proposal.

        Important Notice Regarding the Availability of Proxy Materials for the Special Meeting—this proxy statement is available on the Company's investor relations web site, http://ir.thehartford.com.

        Only shareholders of the Company at the close of business on [date], 2009 are entitled to notice of, and to vote at, the Special Meeting and any adjournments and postponements thereof. For instructions on voting, please refer to the instructions on the Notice you received in the mail or, if you requested a hard copy of the proxy statement, on your enclosed proxy card. Under Securities and Exchange Commission rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials, including the proxy card, on the Internet. The proxy statement is available at our website at www.ir.thehartford.com.

IF YOU PLAN TO ATTEND:

        Please note that space limitations make it necessary to limit attendance to shareholders. Admission to the meeting will be on a first-come, first-served basis, and shareholders will be required to present an admission ticket. Shareholders can obtain an admission ticket by contacting the Company's Investor Relations Department at InvestorRelations@TheHartford.com, by telephone at (860) 547-2537, or by mail to: The Hartford, Attn.: Investor Relations, One Hartford Plaza (HO-01-01), Hartford, CT 06155. If you hold your shares of the Company through a brokerage account in "street name," your request for an admission ticket must be accompanied by a copy of a brokerage statement reflecting stock ownership as of the record date. Registration will begin at [time], and seating will begin at [time]. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport, in addition to the admission ticket. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,
Ricardo A. Anzaldúa Senior Vice President and Corporate Secretary

[date], 2009

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
One Hartford Plaza
Hartford, CT 06155

PROXY STATEMENT

Special Meeting of Shareholders
[day], [date], 2009

GENERAL INFORMATION

        The Board of Directors of The Hartford Financial Services Group, Inc. (the "Company" or "The Hartford") is soliciting shareholders' proxies in connection with the special meeting of shareholders of the Company to be held on [date], 2009, at [time] in the Wallace Stevens Theater at the Company's Home Office, One Hartford Plaza, Hartford, Connecticut (the "Special Meeting"). The mailing to shareholders of the notice of Internet availability of proxy materials took place on or about [date], 2009.

Q:
Who is soliciting my vote?

A:
This proxy statement is being made available to holders of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the direction of the Board of Directors. The Board of Directors is soliciting your proxy to vote your shares at the Special Meeting. As a Company shareholder, you are invited to attend the Special Meeting and are entitled and requested to vote on the proposal described in this proxy statement to be presented at the Special Meeting.

Q:
Who may vote at the meeting?

A:
You may vote all of the shares of our Common Stock that you owned at the close of business on [date], 2009, the record date for the Special Meeting. On the record date, the Company had [    •    ] shares of Common Stock outstanding and entitled to be voted at the meeting. You may cast one vote for each share of Common Stock held by you on all matters presented at the meeting.

  Shares of Common Stock for the accounts of Company employees who participate in The Hartford Investment and Savings Plan ("ISP"), The Hartford Excess Savings Plan ("ESP") and The Hartford Deferred Restricted Stock Unit Plan ("Stock Unit Plan") are held of record and are voted by the trustees of the ISP, the ESP and the Stock Unit Plan, respectively. Shares of Common Stock purchased pursuant to the Company's Employee Stock Purchase Plan ("ESPP") are held in street name through brokerage accounts maintained with the ESPP's administrator, Fidelity Investments Institutional Services Company, Inc. ("Fidelity"), and may be voted by ESPP participants using the voting methods described below. Participants in the ISP, the ESP and the Stock Unit Plan may instruct plan trustees as to how to vote their shares by voting by proxy using the voting methods described below. The trustees of the ISP, the ESP and the Stock Unit Plan will vote shares as to which they have not received direction in accordance with the terms of the ISP, the ESP and the Stock Unit Plan, respectively.

Q:
What proposal will be voted on at the meeting?

A:
Shareholders of the Company will consider and vote on the following proposal:

•
To approve the conversion of any issued and outstanding Series C Non-Voting Contingent Convertible Preferred Stock of the Company (the "Series C Preferred Stock") into Common Stock and the exercise of the Series C Warrant (as defined below) to purchase Common Stock, as well as other potential issuances of our Common Stock for anti-dilution and related purposes as contemplated by our agreements with Allianz SE relating to the investment of Allianz SE and its affiliates. In this proxy statement, we refer to this matter as the "Shareholder Proposal."

Q:
What securities did the Company issue in the debt and equity investment transaction?

A:
On October 17, 2008, the Company entered into an Investment Agreement (the "Investment Agreement") with Allianz SE (and, together with certain of its affiliates acquiring securities in the transactions, "Allianz"), pursuant to which the Company issued debt and equity securities of the Company to Allianz in exchange for aggregate cash consideration of $2.5 billion.

  Under the Investment Agreement, the Company has issued and sold in a private placement to Allianz: (i) $1.75 billion aggregate principal amount of the Company's 10% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 (the "Debentures"); (ii) 6,048,387 shares of the Company's Series D Non-Voting Contingent Convertible Preferred Stock (the "Series D Preferred Stock") at an issue price of $31.00 per share of Common Stock, which were converted on January [    •    ], 2009 into 24,193,548 shares of Common Stock; (iii) a Series B Warrant (the "Series B Warrant"), which is currently exercisable, in part, for shares of our Common Stock and, in part, for shares of our Series B non-voting contingent convertible preferred stock (the "Series B Preferred Stock", and together with the Series C Preferred Stock and the Series D Preferred Stock, the "Preferred Stock"), but which upon receipt of necessary antitrust and insurance regulatory approvals, will instead be exercisable, in full, to purchase a total of 34,806,452 shares of Common Stock; and (iv) a Series C Warrant (the "Series C Warrant", and together with the Series B Warrant, the "Warrants") that is initially exercisable for our Series C Preferred Stock, but which upon receipt of necessary antitrust and insurance regulatory approvals and approval of our shareholders as contemplated in this proxy statement, would be exercisable to purchase 34,308,872 shares of Common Stock. The initial exercise price under our Series B Warrant and Series C Warrant is $25.32 per share of Common Stock.

  We refer to the transactions contemplated by the Investment Agreement as the "Investment Transactions."

Q:
What is the status of Allianz's application for antitrust approvals for its investment?

A:
On December 3, 2008, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"). As a result, until December 3, 2013, Allianz SE (and its affiliates that are deemed to be controlled by Allianz SE pursuant to the HSR Act (collectively, the "Allianz Group")) are permitted without further notification obligations under the HSR Act, to acquire shares of Common Stock such that Allianz Group's holdings of Common Stock, including any Common Stock obtained upon conversion of the Series D Preferred Stock, together with any other holdings of voting securities in the Company, do not together exceed approximately $630.8 million, with the value of such shares calculated under regulations issued by the Federal Trade Commission. Such regulations generally value all currently held shares and shares to be acquired (including through exercise of the Warrants or conversion of the Preferred Stock) at a value equal to the lowest closing quotations on a national securities exchange in the 45 days preceding the acquisition, exercise or conversion but, where higher, value shares to be acquired directly for consideration (including through the exercise of the Warrants if, at the time of the exercise, they are exercised directly into Common Stock) at the acquisition price, or exercise price in the case of the Warrants. To the extent that Allianz Group intends to acquire, including through the exercise of the Warrants or conversion of Preferred Stock, additional shares of Common Stock (or other voting securities of the Company) that would result in its holdings of the voting securities of the Company to exceed the aggregate value of approximately $630.8 million (calculated as described above), a new filing under the HSR Act would be required.

  In addition, non-U.S. antitrust filings and approvals required in connection with Allianz's investment in the Company have been made and obtained. As a result, on January [    •    ], 2009 the Series D Preferred Stock was converted into 24,193,548 shares of Common Stock. Further, as a result of the early termination of the waiting period under the HSR Act and obtaining the other relevant antitrust approvals and making the relevant antitrust filings, the Series B Warrant issued to Allianz may currently be exercised, in part, for shares of Common Stock, up to an amount, when taken together with the 24,193,548 shares of Common Stock issued upon conversion of the Series D Preferred Stock, having an aggregate value of approximately $630.8 million (calculated as described above). The remaining part of the Series B Warrant remains exercisable solely for shares of the Company's Series B Preferred Stock until receipt of necessary antitrust and insurance regulatory approvals.

Q:
Is the Series C Warrant currently convertible into our Common Stock?

A:
No, the exercise of the Series C Warrant for Common Stock and conversion of any Series C Preferred Stock into Common Stock are subject to the receipt of any necessary antitrust and insurance regulatory approvals. In addition, the conversion of any issued Series C Preferred Stock into Common Stock and the exercise of the Series C Warrant into up to 34,308,872 shares of Common Stock underlying such warrant is subject to the approval of the Company's shareholders in accordance with Section 312.03 of the New York Stock Exchange ("NYSE") Listed Company Manual (as described further below and under "Shareholder Proposal"). Under the Investment Agreement, the Company is obligated to call a special meeting of its shareholders not later than 180 days following the closing of the Investment Transactions to submit the Shareholder Proposal to our shareholders for approval. In the event that the Shareholder Proposal is not approved by the Company's shareholders at the meeting contemplated by this proxy statement, we are obligated to call another shareholder meeting (which may be a special meeting or the Company's 2009 annual meeting) by not later than October 17, 2009 to re-submit the Shareholder Proposal to our shareholders for approval. If the Shareholder Proposal is not approved by our shareholders at the meeting contemplated by this proxy statement, we will be obligated to pay Allianz $75,000,000 and, if the Shareholder Proposal is not approved by our shareholders at the subsequent shareholder meeting that we are obligated to call to consider the Shareholder Proposal, or if the Company fails to hold such subsequent shareholder meeting by October 17, 2009, we will be obligated to pay Allianz an additional $50,000,000 and will be obligated to use our reasonable best efforts to list the Series C Preferred Stock on the NYSE or another national securities exchange where our Common Stock is listed or, if such a listing is not possible after reasonable best efforts, on any other national securities exchange identified by Allianz SE, in each case, by October 17, 2011 or as promptly as practicable thereafter.

  We refer to this shareholder approval requirement as "Shareholder Approval".

  In the absence of such regulatory and shareholder approvals, the Series C Warrant is exchangeable for shares of Series C Preferred Stock as further described under "Description of the Series C Warrant—Exchange for Preferred Stock."

Q:
Why is the Company seeking Shareholder Approval for the conversion of any issued and outstanding Series C Preferred Stock into Common Stock, exercise of the Series C Warrant to purchase shares of Common Stock and other potential issuances of our Common Stock for anti-

  dilution and related purposes as contemplated by our agreements relating to the Investment Transactions?

A:
Because our Common Stock is listed on the NYSE, we are subject to NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if (i) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

  The conversion of any issued and outstanding Series C Preferred Stock and exercise of the Series C Warrant to purchase shares of Common Stock fall under this rule because the Common Stock that was issued to Allianz upon conversion of our Series D Preferred Stock, together with the Common Stock for which the Warrants may be exercised, will exceed 20% of both the voting power and number of shares of our Common Stock outstanding before the issuance, and none of the exceptions to this NYSE rule is applicable to the Investment Transactions.

  In addition, the Company may be obligated to issue additional securities to Allianz in the future as required under the anti-dilution provisions of the Warrants. See "Description of the Series C Warrant—Anti-Dilution and Other Provisions" for a description of these circumstances. These potential issuances could independently implicate the NYSE rules referred to above, and, for the avoidance of doubt, we are seeking the approval of our shareholders of these issuances as part of this proposal.

Q:
How will the conversion of Series C Preferred Stock occur?

A:
Until the receipt of the Shareholder Approval, any exercise of the Series C Warrant will result in the issuance of Series C Preferred Stock. As of the record date, no exercise notice has been delivered to the Company under the Series C Warrant and, as a result, no Series C Preferred Stock is currently outstanding; however, to the extent such exercise notice will be delivered to the Company prior to the Shareholder Approval, shares of Series C Preferred Stock will be issued to Allianz. Upon receipt of the Shareholder Approval, and subject to receipt of antitrust and insurance regulatory approvals, each issued and outstanding share of Series C Preferred Stock will be automatically converted into four (4) shares of Common Stock.

Q:
How will the exercise of the Series C Warrant occur?

A:
If the Shareholder Approval is received at the Special Meeting, any exercise of the Series C Warrant will result in the issuance of Common Stock, subject to receipt of the antitrust and insurance regulatory approvals. Upon receipt of the Shareholder Approval, and subject to receipt of the antitrust and insurance regulatory approvals, we will issue to Allianz up to 34,308,872 shares of Common Stock upon the exercise of the C Warrant.

Q:
How does our Board of Directors recommend that I vote?

A:
Our Board of Directors unanimously recommends that you vote "FOR" the approval of the conversion of any issued and outstanding Series C Preferred Stock into Common Stock, the exercisability the Series C Warrant for Common Stock and other potential issuances of our Common Stock for anti-dilution and related purposes as contemplated by our agreements relating to the Investment Transactions. Failure to vote or a broker non-vote will not affect whether the Shareholder Proposal is approved, but an abstention will have the same effect as a vote against the Shareholder Proposal.

Q:
Why is our Board of Directors recommending approval of the Shareholder Proposal?

A:
In light of unprecedented volatility in global debt and equity markets and the resulting impairments in our investment portfolio, in October 2008 our senior management determined that it would be prudent to seek significant additional debt or equity funding in order to strengthen our capital margin, particularly in light of the possibility of further market volatility and/or declines in the near term. The Board of Directors also concluded that in light of a variety of factors, including capital markets volatility, rating agency actions and general economic uncertainties, it was important that we raise capital in early October 2008 and that it was important that any process to raise additional capital be executed quickly and with a high degree of certainty of completion. The Company considered a variety of possibilities for raising capital, including the possibility of a public securities offering, an equity offering to a limited group of investors and the possibility of a larger strategic investment by a single party.

  The Board of Directors concluded that, in light of market volatility and the dramatic declines in the Company's share price, it was important to strengthen to Company's capital position as promptly as possible and that the transaction with Allianz provided a high level of certainty of closing on an expedited basis and was preferable to other options.

Q:
What happens if the Shareholder Approval is received?

A:
If the Shareholder Approval is received at the Special Meeting, we will issue to Allianz (i) a total of four (4) shares of Common Stock upon conversion of each share of Series C Preferred Stock then outstanding, if any, and (ii) up to 34,308,872 shares of Common Stock upon exercise of the Series C Warrant, in each case upon confirmation of receipt of required antitrust and insurance regulatory approvals. As a result, the shares of Common Stock to be issued upon conversion of any outstanding Series C Preferred Stock and/or the exercise in full of the Series C Warrant, together with the 24,193,548 shares of Common Stock already issued to affiliates of Allianz in connection with the Investment Transactions and Common Stock issuable upon the exercise of the Series B Warrant, will represent, in the aggregate, approximately 23.7% of the total number of shares of Common Stock outstanding immediately after giving effect to such conversion, issuance and exercise (assuming 393,879,648 shares of Common Stock outstanding). Upon completion of the conversion, all rights with respect to any issued Series C Preferred Stock will terminate, all shares of Series C Preferred Stock will be cancelled and no further dividends will accrue thereon. If the regulatory and shareholder approvals described above are received, Allianz (and its permitted transferees) will be entitled, for a period of seven years after issuance, to exercise such Series C Warrant to acquire up to 34,308,872 shares of Common Stock in the aggregate (less any amount of shares issued upon conversion of any Series C Preferred Stock), at an initial exercise price of $25.32 per share.

Q:
What happens if the Shareholder Approval is not received?

A:
If the Shareholder Approval is not received at the Special Meeting or if our shareholders do not approve similar proposals at a subsequent meeting to be held not later than October 17, 2009, any issued Series C Preferred Stock will remain outstanding in accordance with its terms and the Series C Warrant shall only be exercisable for the Series C Preferred Stock. The Company has agreed, pursuant to the Investment Agreement, to call a meeting to submit the Shareholder Proposal to its shareholders for approval not later than 180 days following the closing of the Investment Transactions on October 17, 2008. In the event that the Shareholder Proposal is not approved by the Company's shareholders at the Special Meeting, the Company shall call another meeting of its shareholders (which may be a special meeting or the Company's 2009 annual meeting) by not later than October 17, 2009 to re-submit the Shareholder Proposal to its shareholders for approval. If the Shareholder Proposal is not approved by our shareholders at the Special Meeting, we will be obligated to pay Allianz $75,000,000 and, if the Shareholder Proposal is not approved by our shareholders at the subsequent shareholder meeting that we are obligated to call to consider the Shareholder Proposal, or if the Company fails to hold such subsequent shareholder meeting by October 17, 2009, we will be obligated to pay Allianz an additional $50,000,000 and will be obligated to use our reasonable best efforts to list the Series C Preferred Stock on the NYSE or another national securities exchange where our Common Stock is listed or, if such a listing is not possible after reasonable best efforts, on any other national securities exchange identified by Allianz, in each case, by October 17, 2011 or as promptly as practicable thereafter.

  The shares of Series C Preferred Stock are not redeemable at the option of the holder or the Company. However, the Company may purchase or otherwise acquire outstanding shares of Series C Preferred Stock by offer to any holder or holders thereof. The Warrants are subject to mandatory redemption upon the occurrence of certain change of control events or delisting events, as described further below under "Description of the Series C Warrant."

Q:
What vote is required to approve the Shareholder Proposal?

A:
The affirmative vote of a majority of those shares present in person or represented by proxy is required to approve the conversion of any issued Series C Preferred Stock into Common Stock, the exercise of the Series C Warrant to purchase Common Stock as well as any other potential issuances of our Common Stock for anti-dilution and related purposes as contemplated by the Investment Transactions.

Q:
What is the difference between a "shareholder of record" and a "street name" holder?

A:
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through the Bank of New York, our transfer agent, you are a "shareholder of record." If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a "street name" holder.

Q:
How do I vote my shares?

A:
Subject to the limitations described below, you may vote by proxy:

1.
electronically through the Internet;

2.
by telephone; or

3.
if you request printed copies of proxy materials, you can also vote by completing and signing each proxy card or voting instruction card provided to you and returning it to the address provided on the proxy card or voting instruction card.

  When voting on any item to be voted on at the Special Meeting, you may vote "for" or "against" the item or you may abstain from voting. Note, however, that abstentions will have the same effect as a vote against the Shareholder Proposal.

  Voting by Telephone or Through the Internet.    Whether you hold your shares directly as the shareholder of record or beneficially in "street name," you may direct your vote by proxy without attending the Special Meeting. You can vote by proxy over the Internet or by telephone by following the instructions provided in the Notice.

  Voting by Proxy Card or Voting Instruction Card.    Each shareholder, including any employee of the Company who owns Common Stock through the ISP, the ESP, the Stock Unit Plan or the ESPP, may vote by using the proxy card(s) or voting instruction card(s) provided to him or her. When you return a proxy card or voting instruction card that is properly signed and completed, the shares of Common Stock represented by that card will be voted as specified by you.

  Your vote is important and the Board of Directors urges you to exercise your right to vote. Whether or not you plan to attend the Special Meeting, you can ensure that your shares are voted by properly voting through the Internet, by telephone, by proxy card(s) or by voting instruction card(s).

Q:
Can I vote my shares in person at the Special Meeting?

A:
If you are a shareholder of record, you may vote your shares in person at the Special Meeting. If you hold your shares in "street name", you must obtain a proxy or voting instruction card from your broker, banker, trustee or other nominee, giving you the right to vote the shares at the Special Meeting.

Q:
What constitutes a quorum, and why is a quorum required?

A:
A quorum is required for the Company shareholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting.

Q:
What if I don't vote or abstain? How are broker non-votes counted?

A:
Abstentions are included in the determination of shares present for quorum purposes. Note, however, that abstentions will have the same effect as a vote against the Shareholder Proposal.

  The proxy holders for our holders of record will vote all proxies, or record an abstention or vote withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors. For street name shareholders, your brokerage firm, bank, trust or other nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your brokerage firm, bank, trust or other nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such "broker non-votes", however, will be counted in determining whether there is a quorum present.

Q:
If my shares are held in street name by my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the election of directors), or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Q:
Can I change my vote after I have delivered my proxy?

A:
Yes. If you are a shareholder of record, you may revoke your proxy at any time before it is exercised by:

1.
entering a new vote using the Internet or by telephone;

2.
giving written notice of revocation to the Corporate Secretary of the Company;

3.
submitting a subsequently dated and properly completed proxy card; or

4.
attending the Special Meeting and revoking your proxy. Your attendance at the Special Meeting will not by itself revoke your proxy.

Q:
Where can I find voting results of the meeting?

A:
We will announce preliminary voting results at the meeting and publish final results in the Company's first Quarterly Report on Form 10-Q filed with the SEC following the meeting.

Q:
How may I obtain other information about the Company?

A:
General information about the Company is available on our website at www.thehartford.com. You may view the corporate governance page of the investor relations section of our website at http://ir.thehartford.com for the following information, which is also available in print to any shareholder who requests it:

•
Copies of this Proxy Statement, our most recent Annual Report on Form 10-K and other filings we have made with the Securities and Exchange Commission; and

•
The Company's corporate governance documents, as adopted by the Company's Board of Directors, including the Corporate Governance Guidelines (which incorporate the Company's director independence standards), committee charters, the Code of Ethics and Business Conduct applicable to all employees of the Company and the Code of Ethics and Business Conduct for Members of the Board of Directors.

  Requests for print copies of any of the above-listed documents should be addressed to Ricardo A. Anzaldúa, Senior Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

  For further information, you may also contact the Company's Investor Relations Department at the following address: The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155, or call (860) 547-2537.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond the Company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on The Hartford will be those anticipated by management. Actual results could differ materially from those expected by the Company, depending on the outcome of various factors. These factors include, without limitation, the difficulty in predicting the potential effect from the legislation and other governmental initiatives taken in response to the current financial crisis; the difficulty in predicting the Company's potential exposure for asbestos and environmental claims; the possible occurrence of terrorist attacks; the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect the Company against losses; changes in financial and capital markets, including changes in interest rates, credit spreads, equity prices and foreign exchange rates; the inability to effectively mitigate the impact of equity market volatility on the Company's financial position and results of operations arising from obligations under annuity product guarantees; the possibility of unfavorable loss development; the incidence and severity of catastrophes, both natural and man-made; stronger than anticipated competitive activity; unfavorable judicial or legislative developments; the potential effect of domestic and foreign regulatory developments, including those which could increase the Company's business costs and required capital levels; the possibility of general economic and business conditions that are less favorable than anticipated; the Company's ability to distribute its products through distribution channels, both current and future; the uncertain effects of emerging claim and coverage issues; the amount of statutory capital that the Company has and the Company's ability to hold sufficient statutory capital to maintain financial strength and credit ratings; a downgrade in the Company's financial strength or credit ratings; the ability of the Company's subsidiaries to pay dividends to the Company; the Company's ability to adequately price its property and casualty policies; the ability to recover the Company's systems and information in the event of a disaster or other unanticipated event; potential for difficulties arising from outsourcing relationships; potential changes in Federal or State tax laws, including changes impacting the availability of the separate account dividends received deduction; losses due to defaults by others; the Company's ability to protect its intellectual property and defend against claims of infringement; and other risks and uncertainties discussed in the Company's Quarterly Reports on Form 10-Q, the 2007 Annual Report on Form 10-K and other filings the Company makes with the Securities and Exchange Commission. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

BACKGROUND TO THE SHAREHOLDER PROPOSAL

        In late September 2008, in light of unprecedented volatility in global debt and equity markets and the resulting impairments in our investment portfolio, our senior management determined that it would be prudent to seek significant additional debt or equity funding in order to strengthen our capital margin, particularly in light of the possibility of further market volatility and/or declines in the near term.

        On September 29, 2008, one of the major credit rating agencies, Fitch, revised its outlook on the Company but did not lower the Company's ratings. Fitch's revised ratings outlook on the Company from "stable" to "negative" accompanied concerns in the market over the Company's ability to maintain its financial strength and credit ratings. As a result, from September 30 to October 2, 2008, our share price declined from $51.13 to $25.91. In light of a variety of factors, including capital markets volatility, rating agency actions and general economic uncertainties, our Board of Directors met to authorize a transaction to raise capital in early October 2008 and at that time concluded that it was important that any process to raise additional capital be executed quickly and with a high degree of certainty of completion. The Company considered a variety of possibilities for raising capital, including the possibility of a public securities offering, an equity offering to a limited group of investors and the possibility of a larger strategic investment by a single party.

        As part of its ongoing evaluation of the Company's business and long-term strategic goals, our senior management from time to time discusses potential opportunities for strategic transactions with various other insurance companies. On the basis of prior general discussions with Allianz SE regarding strategic opportunities, and after consultation with the Company's financial advisor, our Board of Directors and senior management identified Allianz as a potential party with the financial ability and likely level of interest in completing a transaction with the Company on an accelerated timeline. On this basis, our Board of Directors authorized senior management and representatives of the Company's financial advisor to contact Allianz regarding the possibility of making an investment in a highly expedited time frame.

        At a telephonic meeting of our Board of Directors on October 1, 2008, the Company's financial advisor reported that representatives of Allianz had expressed interest in making an investment in the Company. Our senior management, together with the Company's financial advisor, discussed the possibility of an accelerated public equity offering that might include Allianz as a lead investor. We also discussed the practical challenges of executing such a transaction prior to releasing the Company's financial results for the third quarter of 2008.

        During a telephonic Board of Directors meeting on October 2, 2008, our Board of Directors and senior management discussed market developments and the likely timing for completing a capital markets transaction. In light of the negative developments in our share price and the heightened volatility in the broader equity markets, which increased the importance of strengthening the Company's capital position, our Board of Directors concluded that raising capital from a single investor with sufficient resources to consummate the transaction expeditiously was preferable to proceeding with a public offering. Our Board of Directors, together with members of senior management and the Company's legal and financial advisors, considered terms for a potential investment by Allianz, including the aggregate amount of the investment and the types and terms of the securities to be issued. Our Board of Directors authorized the Company's financial advisor to propose these investment terms to Allianz and directed management to work actively with the Company's financial advisors to negotiate with representatives of Allianz to seek the most favorable transaction terms available on an accelerated timetable.

        The Company and Allianz executed a confidentiality and standstill agreement and, throughout the latter half of the week of September 29, 2008, our management provided several due diligence presentations and written due diligence materials to Allianz.

        Members of our senior management and the Company's financial and legal advisors negotiated with representatives of Allianz and its legal advisors during the latter half of the week of September 29, 2008 in order to reach a binding agreement on a capital investment by Allianz, with limited conditionality, which would be capable of being consummated on an expedited basis. In particular, given the volatility of the Company's share price and broader market uncertainty, senior management and the Company's advisors sought to limit the risk that events occurring between signing and closing of any agreement could jeopardize the consummation of the capital investment.

        At the conclusion of these negotiations, our Board of Directors carefully reviewed and approved the proposed terms of Allianz's $2.5 billion investment, based on the Board's review of the proposed terms of the investment (described below) and the Board's conclusion that, in light of the unprecedented market volatility and the dramatic declines in the Company's share price, it was important to strengthen to Company's capital position as promptly as possible and that the proposed Allianz transaction provided a high level of certainty of closing on an expedited basis.

        As a result of (i) Section 312.03 of the NYSE Listed Company Manual, which requires shareholder approval prior to any issuance by a NYSE-listed company of common stock or securities convertible into or exchangeable for common stock if the common stock has voting power equal to or greater than 20% of the voting power of the issuer outstanding prior to the issuance; (ii) the need to obtain various insurance regulatory approvals for acquisitions equal to or greater than 10% of the Company's common stock; and (iii) the relevant antitrust filings and approvals required for investments in voting securities, the parties agreed to structure the equity portion of Allianz's investment such that it would initially take the form of non-voting convertible preferred stock (the "Preferred Stock"). This structure would enable Allianz to consummate the transaction and the Company to receive its capital investment without having to wait for the regulatory and shareholder approvals that would be necessary for an issuance of our common stock.

        On October 6, 2008, the Company entered into a binding Transaction Agreement with Allianz that the Company publicly announced before the open of U.S. stock markets that morning. Pursuant to the Transaction Agreement, we agreed to issue to Allianz and its affiliates for aggregate cash consideration of $2.5 billion: (i) $1.75 billion of the Company's 10% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068; (ii) Preferred Stock convertible upon expiration of the waiting period under the HSR Act and receipt of other relevant antitrust approvals and making of the relevant antitrust filings into 24,193,548 shares of the Company's common stock at an issue price of $31.00 per share; and (iii) warrants that are initially exercisable for our Preferred Stock, but which upon receipt of necessary regulatory and shareholder approvals and making of the relevant regulatory filings would be exercisable to purchase 69,115,324 shares of the Company's common stock at an initial exercise price of $25.32 per share. Pursuant to the Transaction Agreement, completion of the Allianz investment was subject to execution by the parties of a more detailed investment agreement and completion of other investment documentation, including the forms of the warrants, the Preferred Stock and the Junior Subordinated Debentures and the execution of a registration rights agreement. Our Board of Directors delegated authority to a special committee comprised of Ramani Ayer and Tom Marra to approve the final form of the investment agreement and related documentation and to take such other steps as might be necessary to consummate the transaction with Allianz.

        During the weeks of October 6 and 13, 2008, our senior management, together with the Company's legal and financial advisors, negotiated the terms of the investment agreement and related investment documentation with Allianz and its legal advisors. On October 16, 2008, the special committee of our Board of Directors authorized senior management to enter into the investment agreement and related documentation and to issue the securities contemplated thereby.

        On October 17, 2008, the Company and Allianz entered into an Investment Agreement, which on execution superseded the Transaction Agreement, and consummated the sale of the Debentures, the

Series D Preferred Stock and the Warrants described above in exchange for $2.5 billion in cash consideration. The Company intends to utilize the net proceeds to support capital and liquidity requirements across The Hartford as appropriate.

        On December 3, 2008, the Federal Trade Commission granted early termination of the waiting period under the HSR Act, as described below in more detail under "Consequences if the Shareholder Approval is Obtained—Dilution". In addition, non-U.S. antitrust filings and approvals required in connection with Allianz's investment in the Company have been made and obtained. As a result, on January [    •    ], 2009, the Series D Preferred Stock we issued to Allianz on October 17, 2008 were converted into 24,193,548 shares of Common Stock. In addition, the Series B Warrant issued to Allianz may now be exercised, in part, for shares of Common Stock. The remaining part of the Series B Warrant and the Series C Warrant remain exercisable solely for the Company's Preferred Stock until receipt of the requisite antitrust and insurance regulatory approvals and, in the case of the Series C Warrant only, the approval by stockholders of the proposal set forth in this Proxy Statement.

 SHAREHOLDER PROPOSAL

APPROVAL OF THE CONVERSION OF ANY ISSUED AND OUTSTANDING SERIES C PREFERRED STOCK INTO COMMON STOCK, THE ISSUANCE OF COMMON STOCK UPON EXERCISE OF THE SERIES C WARRANTS AND OTHER POTENTIAL ISSUANCES OF OUR COMMON STOCK FOR ANTI-DILUTION AND RELATED PURPOSES AS CONTEMPLATED BY AGREEMENTS RELATING TO THE INVESTMENT TRANSACTIONS

        Our Board of Directors adopted a resolution declaring that the convertibility of any issued and outstanding shares of the Series C Preferred Stock into shares of Common Stock and the exercisability of the Series C Warrant for Common Stock are advisable.

        The Board of Directors further directed that the proposed actions be submitted for consideration of the Company's shareholders at a Special Meeting to be called for that purpose.

        Because our Common Stock is listed on the NYSE, we are subject to the NYSE's rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if (i) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

        Our proposed issuance of Common Stock to Allianz or its permitted transferees upon conversion of any issued Series C Preferred Stock and exercise the Series C Warrant for Common Stock falls under this rule because the Common Stock issued upon conversion of the Series D Preferred Stock together with any Common Stock issuable upon conversion of any issued Series B Preferred Stock and Series C Preferred Stock and upon exercise of the Series B Warrant and the Series C Warrant, in the aggregate, will exceed 20% of the voting power and number of shares of Common Stock outstanding before the issuance of securities in connection with the Investment Transactions, and none of the exceptions to the NYSE rule is applicable to the Investment Transactions.

        In addition, in certain limited circumstances, the Company may be obligated to issue additional securities to Allianz or its permitted transferees in the future under the terms of the Warrants. See "Description of the Series C Warrant—Anti-Dilution and Other Provisions" for a description of these circumstances. These potential issuances could independently implicate the NYSE rules referred to above, and, for the avoidance of doubt, we are seeking the approval of our shareholders of these issuances as part of the Shareholder Proposal.

        The primary purpose of the Shareholder Proposal is to satisfy our obligations under the Investment Agreement to allow the conversion of any issued Series C Preferred Stock and the exercise of the Series C Warrant to purchase shares of Common Stock in accordance with the NYSE rules described above.

        The approval of the Shareholder Proposal is one of the conditions to the mandatory conversion of any issued Series C Preferred Stock into Common Stock and the exercise of the Series C Warrant for Common Stock. If the conversion of any Series C Preferred Stock and the exercise of the Series C Warrant is not approved at this Special Meeting or at a subsequent meeting of our shareholders prior to October 17, 2009, any issued Series C Preferred Stock will remain outstanding in accordance with its terms and the Series C Warrant shall only be exercisable for Series C Preferred Stock. If the Shareholder Proposal is not approved by our shareholders at the Special Meeting we will be obligated to pay Allianz $75,000,000 and, if the Shareholder Proposal is not approved by our shareholders at the subsequent shareholder meeting that we are obligated to call to consider the Shareholder Proposal, or if the Company fails to hold such subsequent shareholder meeting by October 17, 2009, we will be obligated to pay Allianz an additional $50,000,000 and will be obligated to use our reasonable best efforts to list the Series C Preferred Stock on the NYSE or another national securities exchange where our Common Stock is listed or, if such a listing is not possible after reasonable best efforts, on any other national securities exchange identified by Allianz, in each case, by October 17, 2011 or as promptly as practicable thereafter as also described below under "Consequences if the Shareholder Approval is Not Obtained—Shareholders' Meeting and Payments to Allianz". Absent the Shareholder Approval at either meeting, however, the holders of the Series C Warrant would retain the ability to exchange their Series C Warrant for Series C Preferred Stock as described below under "Consequences if the Shareholder Approval is Not Obtained—Exchange of the Series C Warrant for Series C Preferred Stock."

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
THIS PROPOSAL.

THE SPECIAL MEETING

        This section contains information for The Hartford shareholders about the Special Meeting that The Hartford has called to allow its shareholders to consider and approve the Shareholder Proposal. In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we furnish proxy materials by providing access to those documents on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, most shareholders receive a Notice containing instructions as to how to access and review all of the proxy materials on the Internet. The Notice also instructs you as to how to submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials. The mailing to the shareholders of the Notice of Internet availability of proxy materials took place on [date], 2009.

Date, Time and Place

        The Special Meeting will be held on [day], [date], 2009 at [time], Eastern Daylight Time, in the Wallace Stevens Theater at the Company's Home Office, One Hartford Plaza, Hartford, Connecticut 06155.

Matters to be Considered

        At the Special Meeting, The Hartford shareholders will be asked to:

  •
  Approve a conversion of any issued and outstanding Series C Preferred Stock into Common Stock and the exercise of the Series C Warrant to purchase Common Stock, as well as other potential issuances of our Common Stock for anti-dilution and related purposes as contemplated by our agreements with Allianz SE relating to the investment of Allianz SE and its affiliates.

Proxies

        If you are a shareholder of record (that is, you own shares registered in your own name through the Bank of New York, our transfer agent), you may attend the Special Meeting and vote in person (admission being subject to a first-come, first-serve basis to shareholders presenting an admission ticket as described in the Notice), or you may vote by proxy. You may vote by proxy on the Internet following the instructions on the Notice by completing and returning the proxy card accompanying any requested printed proxy statement or by telephone. If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf (that is, if your shares are held in "street name"), you will receive separate voting instructions from your brokerage firm, bank, trust or other nominee with your proxy materials. Although most brokerage firms, banks, trusts and other nominees offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

        If you are a shareholder of record you can revoke a proxy at any time before the vote is taken at the Special Meeting by:

  1.
  entering a new vote using the Internet or by telephone;

  2.
  giving written notice of revocation to the Corporate Secretary of the Company;

  3.
  submitting a subsequently dated and properly completed proxy card; or

  4.
  attending the Special Meeting and revoking your proxy. Your attendance at the Special Meeting will not by itself revoke your proxy.

        If your shares are held in "street name," you should follow the instructions of your brokerage firm, bank, trust or other nominee regarding the revocation of proxies. Please note that attendance at the Special Meeting will not, in itself, constitute revocation of your proxy.

        All shares represented by valid proxies that the Company receives through this solicitation and that are not revoked will be voted in accordance with the instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" the Shareholder Proposal.

Solicitation of Proxies

        The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, directors, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation. We have retained Georgeson Shareholder Communications Inc. to assist in the solicitation at a cost of approximately $[    •    ], plus payment of reasonable out-of-pocket expenses and other customary costs.

Record Date and Quorum

        Our board of directors has fixed the close of business on [date], 2009 as the record date for determining the shareholders entitled to receive notice of and to vote at the Special Meeting. As of the record date, [    •    ] shares of our Common Stock were outstanding.

        A quorum of a majority of the issued and outstanding common stock is required for the transaction of business by stockholders at the Special Meeting. Therefore, at the Special Meeting, the presence, in person or by proxy, of the holders of at least [    •    ] shares of Common Stock will be required to establish a quorum. Abstentions are counted for the purposes of determining whether a quorum is achieved and for determining the number of shares which are present in person or represented by proxy at the Special Meeting. Consequently, an abstention has the same effect as a vote against a proposal, as each abstention is one fewer vote in favor of the Shareholder Proposal. Shares that are not voted on proxies returned by brokers (broker non-votes) will be counted for the purpose of determining whether a quorum has been achieved.

Vote Required

        Each outstanding share of our Common Stock is entitled to one vote on each proposal at the Special Meeting. Approval of the Shareholder Proposal requires the affirmative vote of the holders of a majority of the Common Stock having voting power present at the meeting in person or by proxy. Accordingly, failure to vote or a broker non-vote will not affect whether the Shareholder Proposal is approved, but an abstention will have the same effect as a vote against the Shareholder Proposal.

Voting Options

If you are a shareholder of record:    You may vote by one of the following four methods (as instructed on the enclosed proxy card):

•
in person at the Special Meeting;

•
electronically through the Internet;

•
by telephone; or

•
if you request printed copies of proxy materials, you can also vote by completing and signing each proxy card or voting instruction card provided to you and returning it to the address provided on the proxy card or voting instruction card.

Whichever method you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares "FOR" the Shareholder Proposal.

If you own your shares in "street name," that is, through a brokerage account or in another nominee form:    You must provide instructions to the broker or other nominee as to how your shares should be voted. For street name shareholders, your brokerage firm, bank, trust or other nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the election of directors), or if you provide instructions on how to vote by following the instructions provided to you by your broker. If you do not give your brokerage firm, bank, trust or other nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such "broker non-votes", however, will be counted in determining whether there is a quorum present. Accordingly, if you do not instruct your broker or other nominee to vote your shares, your broker will not have the discretion to vote your shares. Your broker or other nominee will usually provide you with the appropriate instruction forms at the time you receive this proxy statement. If you own your shares in this manner, you cannot vote in person at the Special Meeting unless you receive a proxy to do so from the broker or the other nominee, and you bring that proxy to the Special Meeting.

If you are a participant of the Company's Employee Stock Purchase Plan—ESPP.    You have the right to direct Fidelity, the ESPP's administrator, as to how to vote the shares of Common Stock allocated to your individual account, using the voting methods applying to Common Stock described below.

If you are a participant in the ISP, the ESP or the Stock Unit Plan:    Participants in the ISP, the ESP or the Stock Unit Plan have the right to instruct the plan trustees as to how to vote their shares of Common Stock by voting by proxy using the voting methods described below. The trustees of the ISP, the ESP and the Stock Unit Plan will vote shares as to which they have not received direction in accordance with the terms of the ISP, the ESP and the Stock Unit Plan, respectively. Subject to the Employee Retirement Income Security Act of 1974, as amended, the plan trustees will vote the Common Stock as directed by plan participants.

Voting by Telephone or Through the Internet

        Whether you hold your shares directly as the shareholder of record or beneficially in "street name," you may direct your vote by proxy without attending the Special Meeting. You can vote by proxy over the Internet or by telephone by following the instructions provided in the Notice.

        Please note that although there is no charge to you for voting by telephone or electronically through the Internet, there may be costs associated with electronic access such as usage charges for Internet service providers and telephone companies. The Company does not cover these costs; they are solely your responsibility.

Voting by Proxy Card or Voting Instruction Card.

        Each shareholder, including any employee of the Company who owns Common Stock through the ISP, the ESP, the Stock Unit Plan or the ESPP, may vote by using the proxy card(s) or voting instruction card(s) provided to him or her. When you return a proxy card or voting instruction card that is properly signed and completed, the shares of Common Stock represented by that card will be voted as specified by you.

Recommendations of Our Board of Directors

        Our Board of Directors has unanimously approved the Shareholder Proposal. The Board of Directors believes that the Shareholder Proposal is advisable, and unanimously recommends that The Hartford shareholders vote "FOR" the approval of the conversion of any issued and outstanding Series C Preferred Stock into Common Stock, the exercise of the Series C Warrant to purchase Common Stock and other potential issuances of our Common Stock for anti-dilution and related purposes contemplated by our agreements relating to the Investment Transactions.

 CONSEQUENCES IF THE SHAREHOLDER APPROVAL IS OBTAINED

Rights of Investors

        If the Shareholder Approval is received at the Special Meeting, the Company will issue to Allianz (i) a total of four (4) shares of Common Stock upon the conversion of any issued and outstanding share of Series C Preferred Stock then outstanding and (ii) for each share of Common Stock for which the Series C Warrant is exercised one share of Common Stock, in each case subject to receipt of the necessary antitrust and insurance regulatory approvals. The rights and privileges associated with the Common Stock issued upon conversion of any issued and outstanding Series C Preferred Stock and the exercise of the Series C Warrant, as applicable, will be identical to the rights and privileges associated with the Common Stock held by our existing Common Stock shareholders, including voting rights. Upon completion of the conversion, all rights with respect to any issued Series C Preferred Stock will terminate, all shares of Series C Preferred Stock will be cancelled and no further dividends will accrue thereon.

Dilution

        On December 3, 2008, the Federal Trade Commission granted early termination of the waiting period under the HSR Act. As a result, until December 3, 2013, the Allianz Group is permitted without further notification obligations under the HSR Act, to acquire shares of Common Stock such that Allianz Group's holdings of Common Stock, including any Common Stock received upon conversion of our Series D Preferred Stock, together with any other holdings of voting securities in the Company, do not together exceed approximately $630.8 million, with the value of such shares calculated under regulations issued by the Federal Trade Commission. Such regulations generally value all currently held shares and shares to be acquired (including through exercise of the Warrants or conversion of the Preferred Stock) at a value equal to the lowest closing quotations on a national securities exchange in the 45 days preceding the acquisition, exercise or conversion but, where higher, value shares to be acquired directly for consideration (including through the exercise of the Warrants if, at the time of the exercise, they are exercised directly into Common Stock) at the acquisition price, or exercise price in the case of the Warrants. To the extent that Allianz Group intends to acquire, including through the exercise of the Warrants or conversion of Preferred Stock, additional shares of Common Stock (or other voting securities of the Company) that would result in its holdings of the voting securities of the Company to exceed the aggregate value of approximately $630.8 million (calculated as described above), a new filing under the HSR Act would be required.

        In addition, non-U.S. antitrust filings and approvals required in connection with Allianz's investment in the Company have been made and obtained. As a result, on January [    •    ], 2009 the shares of Series D Preferred Stock were converted into 24,193,548 shares of Common Stock. In addition, as a result of the early termination of the waiting period under the HSR Act and the receipt of the relevant non-U.S. antitrust approvals and making of the relevant antitrust filings the Series B Warrant may currently be exercised, in part, for shares of Common Stock and, in part, for shares of our Series B Preferred Stock.

        Following receipt of the required antitrust and insurance regulatory approvals, Allianz may exercise the Series B Warrant, in full, for 34,806,452 shares of our Common Stock which, together with the 24,193,548 shares received upon conversion of our Series D Preferred Stock, would amount to approximately 16.4% of the issued and outstanding Common Stock (assuming 359,570,776 shares of Common Stock outstanding).

        The Shareholder Approval is only required to permit the conversion of any issued and outstanding Series C Preferred Stock into and the exercise of the Series C Warrant for 34,308,872 shares of Common Stock in the aggregate. Conversion and exercise of the Series C Preferred Stock and the Series C Warrant is also subject to receipt of antitrust and insurance regulatory approvals. As a result of the Investment Transactions, our existing shareholders will incur substantial dilution to their voting interests and will own a smaller percentage of our outstanding Common Stock.

Concentration of Ownership in Allianz

        If our shareholders approve the Shareholder Proposal and all required antitrust and insurance regulatory approvals are obtained, Allianz will own (assuming full exercise of the Warrants and full conversion of any Preferred Stock) approximately 23.7% of the total number of shares of Common Stock outstanding immediately after giving effect to such conversion of Preferred Stock and exercise of Warrants (assuming 393,879,648 shares of Common Stock outstanding). Upon conversion of the Series D Preferred Stock, Allianz became our largest shareholder (based on the number of shares of Common Stock outstanding as of the record date). Even if our shareholders do not approve the Shareholder Proposal, Allianz can obtain up to 34,806,452 shares in the aggregate, or together with the 24,193,548 shares it acquired upon conversion of the Series D Preferred Stock, 16.4% of our Common Stock by exercising the Series B Warrant upon receipt of necessary antitrust and insurance regulatory approvals (assuming 359,570,776 shares of our Common Stock outstanding). As a result, Allianz may be able to exercise influence over any future actions requiring shareholder approval.

        Under the Investment Agreement, however, Allianz has agreed on behalf of itself and its subsidiaries to certain standstill restrictions until October 6, 2018, including limitations or prohibitions, among other things, on the acquisition of shares of Common Stock or material assets of the Company, making or proposing a merger or change of control transaction or soliciting proxies, subject in each case to certain termination events such as a change of control and other matters, as specified in the Investment Agreement. For additional information regarding these standstill restrictions see "Description of the Investment Agreement—Standstill Agreement" below.

Elimination of Dividend and Liquidation Rights of Holders of Series C Preferred Stock

        If the Shareholder Approval and antitrust and insurance regulatory approvals are received, all issued and outstanding shares of Series C Preferred Stock, if any, will be cancelled and converted into Common Stock. As a result, approval of the conversion of Series C Preferred Stock will result in the elimination of the dividend rights and liquidation preference existing in favor of the Series C Preferred Stock. For more information regarding such dividend rights and liquidation preference, see "Description of the Series C Non-Voting Contingent Convertible Preferred Stock" below.

CONSEQUENCES IF THE SHAREHOLDER APPROVAL IS NOT OBTAINED

Shareholders' Meetings and Payments to Allianz

        If the Shareholder Approval is not received or if our shareholders do not approve a similar proposal at a subsequent meeting, any issued Series C Preferred Stock will remain outstanding in accordance with its terms and the Series C Warrant shall only be exercisable for Series C Preferred Stock. In addition, in the event that the Shareholder Proposal is not approved by the Company's shareholders at the Special Meeting, the Company is obligated to call another shareholder meeting (which may be a special meeting or the Company's 2009 annual meeting) by not later than October 17, 2009 to submit the Shareholder Proposal to its shareholders for approval. Further, the Company has agreed, pursuant to the Investment Agreement, to pay Allianz $75 million if the Shareholder Approval is not obtained at the Special Meeting and an additional $50 million if such Shareholder Approval is not obtained at the subsequent shareholder meeting or if the Company fails to hold the subsequent shareholder meeting by October 17, 2009. In addition, if such Shareholder Approval is not obtained at the subsequent shareholder meeting, we will be obligated to use our reasonable best efforts to list the Series C Preferred Stock on the NYSE or another national securities exchange where our Common Stock is listed or, if such a listing is not possible after reasonable best efforts, on any other national securities exchange identified by Allianz, in each case, by October 17, 2011 or as promptly as practicable thereafter. Further, in the absence of such Shareholder Approval, the Series C Warrants will remain exchangeable only for shares of Series C Preferred Stock.

        The shares of Series C Preferred Stock are not subject to redemption by the Company or at the option of the holder. However, the Company may purchase or otherwise acquire outstanding shares of Series C Preferred Stock by offer to any holder or holders of such shares.

Dividends

        So long as any Series C Preferred Stock remains outstanding, if the Company declares any dividend or distribution of cash, securities or properties or assets other than shares of Common Stock, then the Company shall simultaneously declare a dividend or distribution on shares of Series C Preferred Stock in the amount that would be made with respect to Series C Preferred Stock if such were converted into Common Stock on the record date of such dividend or distribution (regardless of whether actual conversion would be permissible). No dividend or distribution shall be payable to holders of shares of Common Stock unless the full aforementioned dividends or distributions are paid at the same time with respect to the Series C Preferred Stock. Dividends on the Series C Preferred Stock are not cumulative. In the event that the Company declares a dividend or distribution that is payable in Common Stock, in lieu of paying a dividend in Common Stock to holders of the Series C Preferred Shares, the Company shall adjust the rate at which the Series C Preferred Shares may be converted, subject to receipt of necessary antitrust and insurance regulatory approvals and the Shareholder Approval, into Common Stock.

Liquidation Preference

        For as long as the Series C Preferred Stock remains outstanding, it will retain a senior liquidation preference over shares of our Common Stock in connection with any liquidation of the Company and, accordingly, no payments will be made to holders of our Common Stock upon any liquidation of the Company unless the full liquidation preference on the Series C Preferred Stock is paid. Upon liquidation, the holders of the Series C Preferred Stock will be entitled to an amount equal to $0.02 per share of Series C Preferred Stock held, plus the amount of any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company's shareholders before any distribution of assets is made to the holders of Common Stock. After payment to the holders of the Series C Preferred Stock of the amounts set forth in preceding sentence, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series C Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series C Preferred Stock then held by them (regardless of whether actual conversion at such time would be permissible).

Exchange of Series C Warrant for Series C Preferred Stock

        In the event that Shareholder Approval is not obtained at the Special Meeting or at a subsequent shareholder meeting prior to October 17, 2009, then at any time until the seventh anniversary of the closing of the Investment Transactions on October 17, 2008, the holders of the Series C Warrant may cause the Company to exchange the Series C Warrant for up to 8,577,218 shares of Series C Preferred Stock.

 DESCRIPTION OF THE INVESTMENT AGREEMENT

        The following is a summary of material terms of the Investment Agreement. While The Hartford believes this description covers the material terms of the Investment Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Investment Agreement, which was included as an exhibit to a Current Report on Form 8-K/A filed by The Hartford with the SEC on October 17, 2008.

General

        Under the Investment Agreement, on October 17, 2008, the Company issued and sold in a private placement to Allianz for aggregate cash consideration of $2.5 billion: (i) $1.75 billion aggregate principal amount of Debentures; (ii) 6,048,387 shares of Series D Preferred Stock, initially convertible (upon termination of the waiting period under the HSR Act and obtaining of other antitrust approvals and making of the relevant antitrust filings, as discussed below) into 24,193,548 shares of Common Stock at an issue price of $31.00 per share of Common Stock; and (iii) two warrants, consisting of the Series B Warrant to purchase Series B Preferred Stock and the Series C Warrant to purchase the Series C Preferred Stock, structured to entitle Allianz, upon receipt of necessary approvals, to purchase 69,115,324 shares of Common Stock at an initial exercise price of $25.32 per share of Common Stock.

Representations and Warranties

        In the Investment Agreement, we made customary representations and warranties to Allianz relating to us, our business and the Debentures, the Series D Preferred Stock and the Warrants issued to Allianz; the Series B Preferred Stock and the Series C Preferred Stock that may be issued upon exercise of the Warrants; and the Common Stock to be issued to Allianz upon conversion of the Preferred Stock and the exercise of the Warrants, and agreed to indemnify Allianz for breaches of our representations and warranties in certain circumstances.

        The representations and warranties in the Investment Agreement were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. The representations and warranties and other provisions of the Investment Agreement should not be read alone, but instead should only be read together with the information provided elsewhere in this document and in the documents incorporated by reference into this document, and the periodic and current reports and statements that the Company files with the Securities and Exchange Commission, or the SEC. For more information regarding the documents incorporated by reference, see the section entitled "Other Information and Incorporation by Reference" below.

Covenants

        Pursuant to the Investment Agreement, we have agreed to call a special meeting of our shareholders not later than 180 days following the closing of the Investment Transactions on October 17, 2008 to vote on a proposal to approve the conversion of any issued and outstanding Series C Preferred Stock into, and exercise of the Series C Warrants for, Common Stock in accordance with the requirements of Section 312.03 of the NYSE Listed Company Manual. In the event that the Shareholder Proposal is not approved by the Company's shareholders at the Special Meeting, the Company shall call another meeting of its shareholders (which may be a special meeting or the Company's 2009 annual meeting) by not later than October 17, 2009 to re-submit the Shareholder Proposal to its shareholders for approval. Further, the Company has agreed, pursuant to the Investment

Agreement, to pay Allianz $75 million if the Shareholder Approval is not obtained at the Special Meeting, and, if the Shareholder Proposal is not approved by our shareholders at the subsequent shareholder meeting that we are obligated to call to consider the Shareholder Proposal, or if the Company fails to hold such subsequent shareholder meeting by October 17, 2009, we will be obligated to pay Allianz an additional $50,000,000 and will be obligated to use our reasonable best efforts to list the Series C Preferred Stock on the NYSE or another national securities exchange where our Common Stock is listed or, if such a listing is not possible after reasonable best efforts, on any other national securities exchange identified by Allianz, in each case, by October 17, 2011 or as promptly as practicable thereafter. Further, in the absence of such approvals, the Series C Warrants will remain exchangeable only for shares of Series C Preferred Stock.

Voting Rights and Board Representation

        Allianz has customary voting rights with respect to the 24,193,548 shares of our Common Stock it received upon conversion of our Series D Preferred Stock. In addition, Allianz may currently exercise, in part, the Series B Warrant for shares of our Common Stock and, in part, for shares of our Series B Preferred Stock. Following receipt of the required antitrust and insurance regulatory approvals, Allianz may exercise the remaining part of the Series B Warrant for additional shares of our Common Stock. Upon full exercise of the Series B Warrant, Allianz would receive 34,806,452 shares of our Common Stock which, together with the 24,193,548 shares received upon conversion of our Series D Preferred Stock, would amount to approximately 16.4% of our Common Stock as of the record date (assuming 359,570,776 shares of Common Stock outstanding). In the event that our shareholders approve the Shareholder Proposal and relevant antitrust and insurance regulatory approvals are obtained, Allianz would be able to exercise the Series C Warrant for, or convert any issued and outstanding Series C Preferred Stock into, up to 34,308,872 shares (or an additional approximately 8.7% of our Common Stock on a fully diluted basis (assuming 393,879,648 shares of Common Stock outstanding as of the record date).

        The Investment Agreement does not provide Allianz with special director nomination rights or board observer rights in connection with its investment. However, Allianz will have customary voting rights with respect to any shares of Common Stock received upon conversion of the Preferred Stock or exercise of the Warrants.

Preemptive Rights

        Until October 17, 2015, Allianz has customary preemptive rights in connection with the Company's subsequent issuances of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock, subject to certain restrictions, as specified further in the Investment Agreement.

Consent for Further Issuances

        So long as Warrants exercisable for at least 1% of the Common Stock remain outstanding, the Company may not, without the prior written consent of Allianz (which may not be unreasonably withheld), issue equity securities other than (i) Common Stock, (ii) securities distributed pro rata to the holders of Common Stock, (iii) securities issued in connection with the Company's employee benefit plans, employee stock options and grants under employment agreements and (iv) securities with terms equivalent to the Series D Preferred Stock.

Transfer Restrictions

        Subject to certain limited exceptions as set forth in the Investment Agreement (e.g., transfers to affiliates of Allianz), the Warrants and the shares of Preferred Stock and Common Stock obtained upon exercise of the Warrants are not transferable until October 17, 2011. In addition, until October 17, 2011, Allianz may only transfer the 24,193,548 shares of Common Stock it received upon conversion of the Series D Preferred Stock in accordance with certain restrictions on the manner of sale, including the requirement that the Company has a right of first refusal to purchase the shares in the event of a sale of shares representing 5% or more of the outstanding Common Stock. Allianz may transfer securities acquired under the Investment Agreement to certain affiliates and other specified persons; provided, however, that each such affiliate or other such person shall agree to be bound certain provisions of the Investment Agreement, including the transfer restrictions noted above and the standstill provision noted below.

        Further, the securities issued to Allianz have not been registered and bear a legend specifying that such securities may not be transferred, sold or otherwise disposed of unless a registration statement relating to such securities is in effect under applicable federal and state securities laws or pursuant to an available exemption from registration. Under the Investment Agreement and a registration rights agreement entered into in connection with the Investment Transactions, Allianz has customary demand and "piggyback" registration rights as described in greater detail under "—Registration Rights" below.

Adjustments for the Warrants

        As described in greater detail below under "Description of the Series C Warrant," the Warrants are subject to customary anti-dilution adjustments in the event of share dividends, share subdivisions, reclassifications or combinations, certain share repurchases, rights offerings, extraordinary cash or asset dividends or distributions, and events of consolidation, merger, statutory share exchange or other similar transaction, recapitalization or other reorganization (other than a change of control event, as referenced below).

        The Warrants are also subject to weighted-average anti-dilution adjustments for discounted issuances of our Common Stock, rights or options to acquire our Common Stock or securities convertible or exchangeable into our Common Stock.

        The Warrants are also subject to mandatory redemption upon the occurrence of certain change of control events or delisting events, as described further below under "Description of the Series C Warrant."

Cash Payments

        For the one-year period following the closing of the Investment Transactions on October 17, 2008, the Company will pay the following amounts to Allianz if the Company consummates or agrees to consummate any transaction (or series of related transactions) pursuant to which any "person" or "group" (as each term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is issued Common Stock or certain equity-related instruments constituting more than 5% of the Company's fully-diluted Common Stock outstanding at the time for an effective price per share (determined as provided in the Investment Agreement) of less than $25.32:

Effective Price Per Share (weighted average price basis)	Required Cash Payment to Allianz

$25.31 to 23.00	$50 million

$22.99 to 20.00	$150 million

$19.99 to 15.00	$200 million

$14.99 or less	$300 million

Registration Rights

        Pursuant to a registration rights agreement entered into with Allianz in connection with the Investment Transactions, we have granted Allianz customary registration rights, including "shelf" registration rights which may be exercised to execute sales (other than during certain black-out periods) and "piggy-back" registration rights, with respect to the securities purchased by it under the Investment Agreement.

Standstill Agreement

        Subject to the accuracy in all material respects of the Company's representations and warranties on the date of the Investment Agreement (or, with respect to representations and warranties that by their terms speak as of another date, as of such other date) and the Company's compliance in all material respects with its obligations under the Investment Agreement and the other agreements entered into in connection with the Investment Transactions, Allianz SE has agreed on behalf of its subsidiaries to certain standstill undertakings until October 6, 2018, including prohibitions on (i) the acquisition of shares of our Common Stock or material assets of the Company; (ii) the conduct of any tender offer or exchange offer involving any shares of Common Stock (other than shares held by Allianz SE and its subsidiaries); (iii) any merger, other business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (v) any "solicitation" of "proxies" (as such terms are used under the Exchange Act) or consents with respect to any voting securities of the Company; provided, however, that Allianz SE and its subsidiaries shall not be prohibited from acquiring beneficial ownership of any Common Stock or other securities or rights convertible into or exchangeable for Common Stock if, after giving effect to such acquisition, the aggregate amount of all Common Stock beneficially owned by Allianz, its subsidiaries, affiliates, and its permitted transferees constitutes less than 25% of the issued and outstanding Common Stock on a fully-diluted basis.

        Until October 6, 2018, for so long as Allianz SE and its subsidiaries beneficially own at least 10% of the Common Stock, the Company shall, prior to entering into any binding agreement to effect a merger or similar business combination with a third party or agreeing to pay a break-up fee or similar compensation to a third party with respect to such a potential transaction, permit Allianz a reasonable period of time (not less than ten business days plus any additional time that may be necessary to conduct a reasonable due diligence investigation to the extent such third party had such opportunity) to make a bona fide competing proposal to the Company.

Remarketing of Debentures

        Under the Investment Agreement, Allianz may elect to pay the exercise price for the Warrants by surrender of Debentures. In such circumstances, the Company must promptly engage a remarketing agent to remarket the Debentures during a 90-day period (subject to acceleration in the event of an announced change of control of the Company). If a remarketing results in net proceeds at least equal to the principal amount of the remarketed Debentures plus accrued interest, the remarketing shall be deemed successful and the net proceeds will be used to pay the exercise price of the Warrants. If there is not a successful remarketing by the end of the 90-day period, Allianz may require the Company to purchase the remarketed Debentures for the principal amount of the Debentures plus accrued interest, with the principal amount being used as payment of the exercise price for the Warrants. If a change of control event has occurred at the time the Warrants are exercised, the Debentures may be used to pay the exercise price without any remarketing.

Limited Information Rights

        As long as Allianz owns 20% or more of the issued and outstanding Common Stock (or securities convertible into Common Stock), the Company is required to use its commercially reasonable efforts to provide Allianz with such financial and other information as Allianz reasonably requires in order to prepare its financial reports or to respond to reasonable inquiries from Allianz's accounting staff and auditors in connection therewith, subject to certain limitations.

 DESCRIPTION OF THE SERIES C NON-VOTING CONTINGENT
CONVERTIBLE PREFERRED STOCK

        The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series C Preferred Stock as contained in the Certificate of Designation of the Company relating to the Series C Preferred Stock, which is attached to this proxy statement as Annex A, and which we incorporate by reference into this proxy statement. Shareholders are urged to read the Certificate of Designation relating to the Series C Preferred Stock in its entirety. While the Company believes this summary covers the material terms and provisions of the Certificate of Designation of the Company relating to the Series C Preferred Stock, it may not contain all of the information that is important to you and is qualified in its entirety by reference to Annex A.

General

        Unless and until our shareholders approve the Shareholder Proposal, Allianz may only exercise the Series C Warrant for shares of Series C Preferred Stock. As of the record date, no exercise notice has been delivered to the Company under the Series C Warrant so that no Series C Preferred Stock is currently outstanding; however, to the extent such exercise notice will be delivered to the Company prior to the Shareholder Approval, Series C Preferred Stock will be issued.

Authorized Shares and Liquidation Preference

        The number of authorized shares of the Series C Preferred Stock is 8,900,000; as of the record date, the Series C Warrant is exercisable for up to 8,701,613 shares of Series C Preferred Stock. Shares of the Series C Preferred Stock have a par value of $0.01 per share and a liquidation preference of $0.02 per share.

Ranking

        The Series C Preferred Stock ranks on a parity with the Company's Series B Preferred Stock, the Common Stock, the Company's Series D Preferred Stock and the Company's Series A Participating Cumulative Preferred Stock (which is authorized but has not been issued) except, with respect to the Common Stock and the Series A Participating Cumulative Preferred Stock, for the liquidation preference. Subject to the preceding sentence, the Series C Preferred Stock shall rank junior to each other series of the preferred stock of the Company, unless the Board of Directors shall specifically determine otherwise.

Dividends

        Holders of Series C Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, non-cumulative cash dividends in the amount determined as set forth below.

        So long as any Series C Preferred Stock remains outstanding, if the Company declares any dividend or distribution of cash, securities or properties or assets other than shares of Common Stock, then the Company shall simultaneously declare a dividend or distribution on shares of Series C Preferred Stock in the amount that would be made with respect to the Series C Preferred Stock if it were converted into Common Stock on the record date of such dividend or distribution (regardless of whether actual conversion would be permissible). No dividend or distribution shall be payable to holders of shares of Common Stock unless the full aforementioned dividends or distributions are paid at the same time with respect to the Series C Preferred Stock.

        Dividends on the Series C Preferred Stock are not cumulative. If the Board of Directors does not declare a dividend on the Common Stock or the Series C Preferred Stock in respect of any dividend period, the holders of the Series C Preferred Stock will have no right to receive any dividend for that dividend period, and the Company will have no obligation to pay a dividend for that dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series C Preferred Stock or the Common Stock or any other series of the Company's preferred stock.

Liquidation

        In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of any then outstanding Series C Preferred Stock will be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $0.02 per share of Series C Preferred Stock, plus the amount of any declared but unpaid dividends thereon to and including the date of such liquidation, before any distribution of assets is made to the holders of Common Stock. After payment to the holders of the Series C Preferred Stock of the amounts set forth in the preceding sentence, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series C Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series C Preferred Stock then held by them (regardless of whether or not actual conversion at such time would be permissible).

        In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series C Preferred Stock, holders of Series C Preferred Stock and the holders of parity securities will share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

        The consolidation or merger of the Company with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company's property or business shall not constitute its liquidation, dissolution or winding up.

Repurchase and Redemption

        The Series C Preferred Stock is not redeemable by the Company or at the option of any holder of Series C Preferred Stock; provided, however, that the Company may purchase or otherwise acquire outstanding shares of Series C Preferred Stock by offer to any holder or holders thereof.

Mandatory Conversion

        The Series C Preferred Stock is mandatorily convertible into Common Stock if (A) the Shareholder Approval has been received and (B) the initial holder delivers a certification to the effect that all required regulatory approvals have been obtained.

        Each share of Series C Preferred Stock, when convertible in accordance with its terms, shall be converted into four shares of Common Stock (subject to adjustment) (the "Conversion Rate"). No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series C Preferred Stock. Instead of any fractional interest in a share of Common Stock, the Company shall pay to the holder of such share of Series C Preferred Stock an amount in cash equal to the product of (A) such fraction and (B) the current market price of a share of Common Stock on the second trading day immediately preceding the day of conversion.

        Subject to the above stated conditions for mandatory conversion, any share of Series C Preferred Stock that, following the Shareholder Approval, is sold or transferred by an initial holder to an unaffiliated person in compliance with the transfer restrictions set forth in the Investment Agreement shall be automatically converted, without further action by any person, into the number of shares of

Common Stock into which each share of Series C Preferred Stock was convertible immediately prior to such sale or transfer.

Anti-Dilution Provision

        The conversion rate of the Series C Preferred Stock is subject to customary anti-dilution adjustments.

Fundamental Change

        If the Company enters into any transaction, including a merger, consolidation, sale of all or substantially all of the Company's assets, reorganization, liquidation or recapitalization of the Common Stock, in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then, in connection with such transaction, the Company shall make provision for the Series C Preferred Stock to be converted into the amount of shares of stock and other securities and the right to receive the property receivable (including cash) by a holder of that number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such transaction (regardless of whether or not actual conversion into Common Stock at such time would be permissible). Upon consummation of any transaction, the Series C Preferred Stock shall be automatically converted into such amount of stock and other securities and the right to receive property at the same time and in the same manner as the Common Stock is so converted (or as promptly as practicable thereafter). The Company shall not be a party to any transaction unless the terms of such transaction are consistent with the provisions of this Section.

Voting Rights

        Except as set forth below or as otherwise required by applicable law or regulation, holders of the Series C Preferred Stock will not have any voting rights.

        So long as any shares of the Series C Preferred Stock are outstanding, the Company shall not, without the consent or vote of the holders of a majority of the outstanding shares of the Series C Preferred Stock, voting separately as a class,

  •
  amend, alter or repeal or otherwise change (including in connection with any merger or consolidation or otherwise) any provision of the Certificate of Incorporation of the Company or the Certificate of Designation of the Series C Preferred Stock, if such amendment would increase the authorized shares of the Series C Preferred Stock or alter or change the powers, preferences or special rights of the shares of the Series C Preferred Stock so as to affect the Series C Preferred Stock adversely; or

  •
  make a publicly-announced tender offer for its Common Stock unless the Company provides to all holders of the Series C Preferred Stock the right to participate in the tender offer on the same terms and conditions as holders of Common Stock, provided that any Series C Preferred Shares tendered shall receive, upon surrender of the Series C Preferred Stock to the Company, the consideration payable with respect to the number of shares of Common Stock into which the Series C Preferred Stock so tendered would be convertible at the time immediately prior to the consummation of the tender offer (regardless of whether or not actual conversion at such time would be permissible).

DESCRIPTION OF THE SERIES C WARRANT

        The following is a summary of the material terms and provisions of the Series C Warrant issued to Allianz, a form of which is attached to this proxy statement as Annex B, and is incorporated by reference into this proxy statement. Shareholders are urged to read the form of the warrant attached as Annex B in its entirety. While the Company believes this summary covers the material terms and provisions of the Series C Warrant issued to Allianz, it may not contain all of the information that is important to you and is qualified in its entirety by reference to Annex B.

        Pursuant to the Investment Agreement, we issued to Allianz a Series C Warrant exercisable for Common Stock or—prior to the approval of the Shareholder Proposal and receipt of required regulatory approvals—exercisable for Series C Preferred Stock.

Exercise of the Series C Warrant

        The Series C Warrant entitles Allianz and/or its permitted successors or assigns (to whom the Series C Warrant has been transferred in compliance with its transfer restrictions), upon exercise in the manner described below, to acquire up to 34,308,872 shares of Common Stock in the aggregate. The Series C Warrant can only be exercised by the holders thereof to purchase shares of Common Stock after approval of the Shareholder Proposal and upon the receipt of the required regulatory approvals to the extent applicable and, upon receipt of such approvals, can be exercised to purchase shares of Common Stock at any time, in whole or in part, after issuance until the seventh anniversary of the issuance of such Series C Warrant.

Exercise Price of the Series C Warrant

        The Series C Warrant is exercisable for $25.32 (subject to adjustment or adjustments) per share of Common Stock. Pursuant to the Investment Agreement, Allianz may pay the exercise price for the Series C Warrant by surrendering the Debentures as described in more detail under "Description of the Investment Agreement—Remarketing of Debentures" above.

Net Settlement

        If the fair market value (as defined in the Series C Warrant) of one share of Common Stock is greater than the exercise price, in lieu of exercising (all or a portion of) the Series C Warrant by paying the exercise price, the holder may elect to receive shares of Common Stock equal to:

  •
  the difference between the market value and the exercise price multiplied by the total number of shares being exercised; and

  •
  divided by, the exercise price.

Anti-Dilution and Other Provisions

        The exercise price is subject to a weighted-average anti-dilution adjustment for discounted issuances (i.e. issuances at an effective price that is lower than the fair market value of a share of Common Stock calculated in accordance with the terms of the Series C Warrant) of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock calculated based on a fully diluted basis (including any outstanding convertible preferred stock or other equity securities that generally are entitled to participate in dividends and distributions).

        The exercise price is also subject to other customary anti-dilution adjustments in the event of share dividends, share subdivisions or combinations, certain share repurchases, rights offerings, extraordinary cash or asset dividends or distributions, and events of consolidation, merger, statutory share exchange or similar transactions, or any recapitalization or reclassification of the Common Stock in which any

Common Stock is converted into or exchanged for or becomes the right to receive cash, securities or other property.

Mandatory Redemption

        Upon the occurrence of (i) a delisting of the Common Stock on the NYSE (or any other national securities exchanges) or (ii) certain change of control events (other than a consolidation, merger, amalgamation, reorganization), in each case, the occurrence of which is within the control of the Company, then, at the election of the holder in its sole discretion, the Company shall pay to the holder an amount in cash for the Series C Warrant equal to (x) the difference between the fair market value of a share of Common Stock minus the exercise price per share of Common Stock multiplied by (y) the number of Common Stock underlying the Series C Warrant, in each of cases (x) and (y) determined as of the date of the respective event. To the extent that the holder does not exercise the right with respect to the entire Warrant, the applicable portion of the Warrant will remain outstanding.

Exchange for Preferred Stock

        At any time after October 17, 2008 but prior to approval of the Shareholder Proposal and receipt of the required regulatory approvals, the holders of the Series C Warrants may cause the Company to exchange the Warrants for 8,701,613 shares of Series C Preferred Stock.

Transfer Restrictions

        The Warrants are subject to transfer restrictions described above under "Description of the Investment Agreement—Transfer Restrictions."

Registration of the Series C Warrant

        The Series C Warrant has not been registered and bears a legend specifying that such securities may not be transferred, sold or otherwise disposed of unless a registration statement relating to such securities is in effect or pursuant to an available exemption from registration under applicable federal and state securities laws. Under the registration rights agreement, the Company has agreed to file a registration statement covering the Series C Warrant under certain circumstances.

 INTEREST OF CERTAIN PERSONS IN THE SHARE CONVERSION,
EXERCISE OF THE WARRANTS AND OTHER MATTERS

        No directors or officers of the Company purchased any securities in the Investment Transactions.

        As of the record date, Allianz owns [24,354,955] shares of our Common Stock, including 24,193,548 shares acquired upon conversion of the Series D Preferred Stock. Allianz has reported on its Schedule 13G dated October 17, 2008 that it beneficially owns 33,002,302 shares of our Common Stock, consisting of 24,193,548 shares acquired upon conversion of the Series D Preferred Stock, 161,407 shares held by certain subsidiaries of Allianz SE and 8,647,347 shares which Allianz can receive within 60 days upon exercise of the Series B Warrant as described in more detail below under "—Certain Shareholders."

        The conversion of any issued and outstanding Preferred Stock and the exercise in full of the Warrants held by Allianz, in each case subject to receipt of antitrust and insurance regulatory approvals and, solely in the case of the Series C Warrants, the Shareholder Approval, would result in Allianz owning approximately 23.7% of our outstanding Common Stock (assuming 393,879,648 shares of Common Stock outstanding as of the record date).

Beneficial Ownership

        As of [date], 2009, Common Stock was the only outstanding class of equity securities, as defined in Rule 13d-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), of the Company. Beneficial ownership of Common Stock, for purposes of the beneficial ownership disclosures in this proxy statement, was determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act. Under Rule 13d-3, a person is deemed to be the beneficial owner of securities if he or she has or shares, directly or indirectly, voting power and/or investment power with respect to such securities or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown do not purport to represent beneficial ownership for any purpose other than as set forth under Rule 13d-3. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of common stock.

        As of [date], 2009, no individual director, nominee or officer beneficially owned more than 5% of the then outstanding Common Stock. For purposes of this disclosure, with respect to any one person or entity, the amount of outstanding Common Stock is the aggregate number of shares of Common Stock outstanding on [date], 2009 plus an amount equal to the amount of Common Stock which such person or entity had the right to acquire as of that date and within 60 days of that date (i.e., pursuant to a stock option) and includes any shares held for the benefit of such person, if an officer, in the Company's 401(k) plan.

Security Ownership of Directors and Executive Officers

        The following table sets forth, as of [date], 2009, except as otherwise specified, the beneficial ownership of Common Stock (including shares with respect to which the following persons have the right to acquire beneficial ownership within 60 days after such date) by each director and director nominee of the Company, the Named Executive Officers as set forth in the Company's Proxy Statement filed on April 10, 2008, to the extent not amended by subsequent Current Reports filed by the Company with the SEC on Form 8-K and all directors, director nominees and Section 16 executive officers of the Company as a group.

 COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN SHAREHOLDERS

Directors and Executive Officers

        The following table shows as of [date], 2009 the number of shares of Common Stock beneficially owned by each director, by each of the Named Executive Officers, and by the directors and all Section 16 executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of the Total Outstanding Shares of Common Stock
Robert B. Allardice, III	[•]	*
Ramani Ayer	[•]	*
Ramon de Oliveira	[•]	*
Trevor Fetter	[•]	*
Edward J. Kelly, III	[•]	*
Paul G. Kirk, Jr.	[•]	*
Thomas M. Marra	[•]	*
Gail J. McGovern	[•]	*
Michael G. Morris	[•]	*
Charles B. Strauss	[•]	*
H. Patrick Swygert	[•]	*
John Walters	[•]	*
Neal S. Wolin	[•]	*
Lizabeth H. Zlatkus	[•]	*
All directors and Section 16 officers as a group (20 persons)	[•]	*

*
Less than one percent

(1)
All shares of Common Stock are owned directly except as otherwise indicated below. Pursuant to regulations of the SEC, shares of Common Stock (i) that may be acquired by directors and executive officers upon the exercise of stock options exercisable within 60 days after [date], 2009, (ii) allocated to the accounts of directors and executive officers under the Company's Investment and Savings Plan and Excess Savings Plan based on a valuation of plan accounts as of [date], 2009, (iii) held by directors and executive officers under the Company's Employee Stock Purchase Plan, Deferred Restricted Stock Unit Plan and Dividend Reinvestment and Cash Payment Plan as of [date], 2009, (iv) owned by a director's or an executive officer's spouse or minor child, (v) that have been granted under The Hartford Incentive Stock Plan, The Hartford 2005 Incentive Stock Plan or The Hartford Restricted Stock Plan for Non-Employee Directors and are restricted, or (vi) that may be acquired by directors and executive officers upon the vesting of restricted stock units awarded pursuant to The Hartford Incentive Stock Plan or The Hartford 2005 Incentive Stock Plan are deemed to be beneficially owned by such directors and executive officers as of such date and are included in the number of shares listed in the table above. Of the number of shares of Common Stock shown above, the following represent shares that may be acquired upon exercise of stock options that are exercisable as of [date], 2009 or within 60 days thereafter by: Mr. Allardice, [    •    ] shares; Mr. Ayer, [    •    ] shares; Mr. Kelly, [    •    ] shares; Mr. Kirk, [    •    ] shares; Mr. Marra, [    •    ] shares; Ms. McGovern, [    •    ] shares; Mr. Morris, [    •    ] shares; Mr. Strauss, [    •    ] shares; Mr. Swygert, [    •    ] shares; Mr. Walters, [    •    ] shares; Mr. Wolin, [    •    ] shares; Ms. Zlatkus, [    •    ] shares; and all directors and Section 16 executive officers as a group, [    •    ] shares.

Certain Shareholders

        The following table shows those persons known to the Company as of [date], 2009 to be the beneficial owners, as of [date], 2009, of more than 5% of the Common Stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Allianz SE	33,002,302	(1)	[9.9	]%
Königinstrasse 28 80802 Munich, Federal Republic of Germany
State Street Bank and Trust Company	18,741,210	(2)	[5.97	]%
One Lincoln Street Boston, MA 02111
FMR LLC	18,168,622	(3)	[5.79	]%
82 Devonshire Street Boston, MA 02109
Mutuelles AXA	15,879,646	(4)	[5.1	]%
26, rue Drouot 75009 Paris, France

1)
This information is based solely on information contained in a Schedule 13G dated October 17, 2008 by Allianz SE and Allianz Finance II Luxembourg S.a.r.l. Shares include: (i) 33,002,302 shares of Common Stock beneficially owned by Allianz SE, of which Allianz SE has the shared power to vote or to direct the vote with respect to [24,354,955] of such shares and shared power to dispose or to direct the disposition of [24,354,955] of such shares, and (ii) 32,840,895 shares of Common Stock beneficially owned by Allianz Finance II Luxembourg S.a.r.l., of which Allianz Finance II Luxembourg S.a.r.l. has the shared power to vote or to direct the vote with respect to [24,354,955] of such shares and shared power to dispose or to direct the disposition of [24,354,955] of such shares. Currently, only [24,354,955] of such shares are issued and outstanding consisting of 24,193,548 shares acquired upon conversion of the Series D Preferred Stock and 161,407 shares held by certain affiliates of Allianz, accounting for [7.3]% of the issued and outstanding shares of our Common Stock as of the record date. In addition, according to Allianz's Schedule 13G, 8,647,347 shares are beneficially owned by Allianz, which Allianz can receive within 60 days upon the exercise of the Series B Warrant.

2)
This information is based solely on information contained in a Schedule 13G filed with the SEC on February 12, 2008 by State Street Bank and Trust Company ("State Street") to report that it was the beneficial owner of 18,741,210 shares of Common Stock as of December 31, 2007. State Street has the sole power to vote or to direct the vote with respect to 11,229,210 of such shares and sole power to dispose or to direct the disposition of 0 shares of such shares.

3)
This information is based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2008 by FMR LLC ("FMR") and Edward C. Johnson, 3d to report that they were the beneficial owners of 18,168,622 shares of Common Stock as of December 31, 2007. FMR has the sole power to vote or to direct the vote with respect to 883,382 of such shares, and the sole power to dispose or to direct the disposition of 18,168,662 shares. FMR is the parent to various subsidiaries that are beneficial owners of Common Stock, including Fidelity Management & Research Company, which serves as an investment adviser to various investment companies. Members of the Edward C. Johnson, 3d family own approximately 49% of the voting power of FMR. Mr. Johnson is Chairman of FMR.

4)
This information is based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2008 by (i) AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; and AXA Courtage Assurance Mutuelle (collectively the "Mutuelles AXA") (ii) AXA and (iii) AXA Financial, Inc: Mutuelles AXA control AXA, which is the parent holding company of AXA Financial, which is the parent holding company of AllianceBernstein L.P. ("Alliance"), an investment adviser, and AXA Equitable Life Insurance Company ("AXA Equitable"), an insurance company and an investment adviser. Shares include: (a) 14,806,662 shares held by Alliance on behalf of client discretionary investment advisory accounts; (b) 8,451 shares held by AXA Equitable; (c) 959,483 shares held by AXA Rosenberg Investment Management LLC, an affiliate of AXA Financial; (d) 24,000 shares held by AXA Framlington, an affiliate of AXA Financial; (e) 17,800 shares held by Winterthur, an affiliate of AXA Financial; (f) 43,900 shares held by AXA Konzern AG (Germany), an affiliate of AXA Financial; and (g) 19,332 shares held by AXA Investment Managers Paris (France), an affiliate of AXA Financial.

 WHERE YOU CAN FIND MORE INFORMATION

        The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC's website. Shareholders may also read and copy materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. While the Company does not "household," some brokers household proxy materials, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account.

 SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

        Under the SEC rules and as described in the proxy statement for our 2008 Annual Meeting, holders of Common Stock who wish to make a proposal to be included in The Hartford's proxy statement and proxy for The Hartford's 2009 Annual Meeting of Shareholders were required to cause such proposal to be received by The Hartford at its principal office not later than the close of business on December 12, 2008 and were required to comply with all of the requirement of SEC Rule 14a-8 und the Exchange Act. No proposal received after December 12, 2008 will be included in the Company's proxy materials for the 2009 Annual Meeting.

        Additionally, if properly requested, a shareholder may submit a proposal for consideration at the 2009 Annual Meeting of Shareholders, but not for inclusion in The Hartford's proxy statement and proxy for the 2009 Annual Meeting of Shareholders. Under The Hartford's by-laws, for business to be properly requested to be brought before an annual meeting of shareholders, the Secretary of The Hartford must receive from the shareholder a notice in writing of such request not later than the close of business 90 days in advance of the anniversary date of the 2008 annual meeting (or, if the date of the 2009 annual meeting is more than 30 days before or after the anniversary date of the 2008 annual meeting, not later than the later of (i) the close of business 90 days prior to the date of the 2009 annual meeting or (ii) if the first public announcement of the date of the 2009 annual meeting is less than 100 days prior to the date of the 2009 annual meeting, ten days after the first public announcement of the date of the 2009 annual meeting). In addition, the shareholder must be a shareholder of record of The Hartford at the time of giving such notice and be entitled to vote at such annual meeting. The Hartford's 2009 Annual Meeting of Shareholders, unless changed, is scheduled to be held on [date], 2009, in Hartford, Connecticut. A copy of the by-laws may be obtained from the Secretary of The Hartford at the address on the first page of this proxy statement.

 OTHER INFORMATION AND INCORPORATION BY REFERENCE

        Present and former directors and present and former officers and other employees of the Company may solicit proxies by telephone, telegram or mail, or by meetings with shareholders or their representatives. The Company will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. The Company has engaged Georgeson Shareholder Communications Inc. to solicit proxies by [    •    ] for the Special Meeting for a fee of $[    •    ], plus the payment of Georgeson's out-of-pocket expenses. The Company will bear all expenses relating to the Company's solicitation of proxies.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC as specified below will update and supersede that information. We incorporate by reference Items 7, 7A, 8 and 9 from our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as updated, as applicable, by Items 1, 2 and 3 of Part I of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and any other items in such Quarterly Report expressly updating the above referenced items from our Annual Report on Form 10-K.

        The information incorporated by reference is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement through our website, www.irthehartford.com and from the SEC at its website, www.sec.gov or by requesting them in writing to The Hartford Financial Services Group, Inc., Investor Relations Department, One Hartford Plaza, Hartford, CT 06155, or call (860) 547-2537. If so requested, we will provide a copy of the incorporated filings by first class mail or equally prompt means within one business day of our receipt of your request. To receive timely delivery of the documents in advance of the Special Meeting, you should make your request no later than [day], [date], 2009.

        Representatives of Deloitte & Touche LLP will be present at the Special Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions submitted to the Secretary of the Company in advance of the Special Meeting.

By Order of the Board of Directors.

Ricardo A. Anzaldúa

Senior Vice President and Corporate Secretary

Dated: [day], [date], 2009

        SHAREHOLDERS ARE URGED TO VOTE BY PROXY, REGARDLESS OF WHETHER THEY EXPECT TO ATTEND THE SPECIAL MEETING. A SHAREHOLDER MAY NEVERTHELESS REVOKE HIS OR HER PROXY AND VOTE IN PERSON IF HE OR SHE ATTENDS THE SPECIAL MEETING.

Annex A

CERTIFICATE OF DESIGNATIONS, VOTING POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS AND
QUALIFICATIONS, LIMITATIONS OR
RESTRICTIONS OF SERIES C NON-VOTING CONTINGENT CONVERTIBLE PREFERRED STOCK
OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

        The Hartford Financial Services Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:

        The Special Committee (the "Committee") of the board of directors of the Company (the "Board"), in accordance with the resolutions of the Board dated October 15, 2008, the provisions of the Amended and Restated Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, by unanimous written consent dated October 16, 2008, adopted the following resolution fixing the powers, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions of 8,900,000 shares of Series C Non-Voting Contingent Convertible Preferred Stock of the Company.

  RESOLVED, that pursuant to the authority vested in the Committee in accordance with the resolutions of the Board dated October 15, 2008 and in accordance with the provisions of the Amended and Restated Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Company be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

        1.     Designation and Number of Shares.    The designation of the series of preferred stock is the "Series C Non-Voting Contingent Convertible Preferred Stock" (the "Series C Preferred Stock"), having a par value of $0.01 per share and a liquidation preference of $0.02 per share. The number of shares constituting such series is 8,900,000.

        2.     Definitions.    As used herein the following terms shall have the following meanings, whether used in the singular or the plural:

          (a)   "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          (b)   "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

          (c)   "Initial Holder" means Allianz SE, any Affiliate of Allianz SE that is an initial purchaser of the Series C Preferred Stock or an Affiliate of Allianz SE to whom Allianz SE (or such initial purchaser) has transferred, directly or indirectly, the Series C Preferred Stock in accordance with the terms of the Investment Agreement, acting individually or as a group, as the context may require.

          (d)   "Investment Agreement" means the Investment Agreement dated October 17, 2008 between the Company and Allianz SE, as it may be amended from time to time.

          (e)   "Regulatory Approvals" with respect to a holder, means, to the extent applicable and required to permit the holder to convert such holder's shares of Series C Preferred Stock into Common Stock and to own such Common Stock without the holder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations, filings and registrations with, and notifications to, relevant any United States and other governmental or regulatory authorities, including insurance regulatory authorities and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          (f)    "Shareholder Approval" means the approval by the stockholders of the Company for the issuance of Common Stock upon conversion of the Series C Preferred Shares into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual (or any successor provision).

        3.     Ranking.    The Series C Preferred Stock shall rank pari passu with the Company's Series B Non-Voting Contingent Convertible Preferred Stock, the Company's Series D Non-Voting Contingent Convertible Preferred Stock, the common stock, par value $0.01 per share, of the Company (the "Common Stock") and the Company's Series A Participating Cumulative Preferred Stock (except, with respect to the Common Stock and the Series A Participating Cumulative Preferred Stock, for the liquidation preference). Subject to the preceding sentence, the Series C Non-Voting Contingent Convertible Stock shall rank junior to each other series of the preferred stock of the Company, unless the Board of Directors shall specifically determine otherwise in fixing the designations, powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof.

        4.     Dividends.

          (a)   So long as any shares of the Series C Preferred Stock remain outstanding, if the Company declares any dividend or distribution of cash, securities (including rights, warrants, options or evidences of indebtedness) or properties or assets other than shares of Common Stock to be paid from time to time out of any assets legally available for such payment (to the extent dividends or distributions consist of shares of Common Stock an adjustment will be made pursuant to Section 7(a) hereof), then the Company shall simultaneously declare a dividend or distribution on shares of Series C Preferred Stock in the amount of dividends or distributions that would be made with respect to shares of Series C Preferred Stock if such shares were converted into shares of Common Stock on the record date for such dividend or distribution (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof). No dividend or distribution shall be payable to holders of shares of Common Stock unless the full dividends or distributions contemplated by this Section are paid at the same time in respect of the Series C Preferred Stock.

          (b)   Each dividend or distribution shall be payable to holders of the Series C Preferred Stock as they appear in the records of the Company at the close of business on the same record date as the record date for the payment of the corresponding dividend or distribution to the holders of shares of Common Stock.

          (c)   Dividends on the Series C Preferred Stock are non-cumulative. If the Company does not declare a dividend on the Common Stock or the Series C Preferred Stock in respect of any period, the holders of the Series C Preferred Stock shall have no right to receive any dividend for such dividend period, and the Company shall have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series C Preferred Stock or the Common Stock or any other series of the Company's preferred stock.

          (d)   If the Conversion Date (as defined below) with respect to any of the shares of Series C Preferred Stock occurs prior to the record date for the payment of any dividend or distribution on the Common Stock, the holder of such shares of Series C Preferred Stock to be converted shall not have the right to receive any corresponding dividends or distributions on the Series C Preferred Stock. If the Conversion Date with respect to the shares of Series C Preferred Stock occurs after the record date for any declared dividend or distribution and prior to the payment date for that dividend or distribution, the holder thereof shall receive that dividend or distribution on the relevant payment date if such holder of Common Stock was the holder of record of shares of Series C Preferred Stock on the record date for that dividend or distribution.

        5.     Conversion.

          (a)   The Company shall at all times maintain an agent for the purpose of the conversion of shares of Series C Preferred Stock (the "Conversion Agent"), which may be an officer or agent of the Company.

          (b)   Unless and until Shareholder Approval has been obtained, no conversion of the Series C Preferred Stock into Common Stock shall occur or be permitted hereunder. The Company shall notify the Initial Holders of the receipt of Shareholder Approval, on the day of receipt thereof (or as promptly as practicable thereafter) (the "Shareholder Approval Notice"). If the Initial Holder delivers a certification providing that all required Regulatory Approvals provided for in subsection (c) below have been received and that the Initial Holder (or any of its Affiliates that comprise the Initial Holders) may hold the number of shares of Common Stock issuable upon conversion of all the shares of Series C Preferred Stock, then, provided Shareholder Approval has previously been obtained, the Company shall instruct the Conversion Agent to convert into Common Stock, without further action by any person, all then outstanding shares of Series C Preferred Stock held by the Initial Holders. Nothing in the foregoing sentence shall limit any partial conversions as contemplated by subsection (c) below.

          (c)   Subject to subsection (b) above, upon delivery to the Company, from time to time, of one or more certifications by an Initial Holder to the Company that it has determined that it (or any of its Affiliates that comprise the Initial Holder) has obtained such Regulatory Approval as is required in order for such Initial Holder (and, if applicable, such Affiliates) to hold a specified number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the number of shares of Series C Preferred Stock with respect to which such certification has been delivered shall be automatically converted into Common Stock at the Conversion Rate (as defined herein). Each certification shall specify the number of shares of Series C Preferred Stock to be converted upon delivery of such certification. The Initial Holder's election to convert, evidenced by the delivery of a certification, is irrevocable. In the event that fewer than all the shares of Series C Preferred Stock are to be converted upon receipt of any certification described herein and such shares are held by multiple Initial Holders, the shares of Series C Preferred Stock shall be converted into Common Stock in proportion to the percentage of the Series C Preferred Stock held by each such Initial Holder.

          (d)   Subject to subsection (b) above, any share of Series C Preferred Stock that is sold or transferred by an Initial Holder to a person that is not also an Initial Holder (an "Unaffiliated

  Holder") in compliance with the transfer restrictions set forth in the Investment Agreement shall be automatically converted, without further action by any person, into the number of shares of Common Stock into which each share of Series C Preferred Stock was convertible immediately prior to such sale or transfer. In the event any such sale or transfer to an Unaffiliated Holder occurs prior to the receipt of Shareholder Approval and following such sale or transfer Shareholder Approval is obtained, each share of the Series C Preferred Stock that has been sold or transferred shall be automatically converted, without further action by any person, into the number of shares of Common Stock into which each share of Series C Preferred Stock was convertible immediately prior to such sale or transfer.

          (e)   Each share of Series C Preferred Stock to be converted in accordance with this Section shall be converted into four shares of Common Stock, subject to adjustment from time to time as described herein (the "Conversion Rate").

          (f)    Any certification from an Initial Holder provided pursuant to this Section shall be maintained on file at the Company's principal executive office and shall be made available to any stockholder upon request, provided that such certification may provide that no person other than the Company and the Conversion Agent shall be entitled to rely on any such certification.

        6.     Conversion Procedures.

          (a)   In the event of an automatic conversion of the Series C Preferred Stock pursuant to Section 5, the outstanding shares of Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates formerly evidencing such shares of Series C Preferred Stock are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock as provided in subsection (f) below; provided, however, that notwithstanding the foregoing, upon such delivery of certificates formerly representing the Series C Preferred Stock or of agreement and indemnification in the case of a lost certificate, the Company may determine that the shares of Common Stock issued upon the conversion of the Series C Preferred Stock shall be uncertificated, in which case the Company or its transfer agent will make the appropriate entries into the records of the Company and the Company shall not be obligated to issue a stock certificate for such shares of Common Stock.

          (b)   Effective immediately upon conversion of any share of Series C Preferred Stock, dividends shall no longer be declared on any such converted share of Series C Preferred Stock and such share of Series C Preferred Stock shall cease to be outstanding, in each case, subject to the right of the holder of Series C Preferred Stock to receive any declared and unpaid dividends on such share to the extent provided herein and any other payments to which such holder is otherwise entitled hereunder.

          (c)   No allowance or adjustment, except as expressly provided herein, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the date any share of Series C Preferred Stock is converted (the "Conversion Date") with respect to any share of Series C Preferred Stock. Prior to the close of business on the

  Conversion Date with respect to any share of Series C Preferred Stock, shares of Common Stock issuable upon conversion thereof shall not be deemed outstanding for any purpose, and the holder of such share of Series C Preferred Stock shall have no rights with respect to the Common Stock issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series C Preferred Stock.

          (d)   Upon the conversion of any Series C Preferred Stock that is converted in part, the Company shall issue or cause to be issued to the holder a new certificate representing shares of Series C Preferred Stock equal in number to the unconverted portion of the shares of Series C Preferred Stock represented by the certificate so surrendered.

          (e)   The person or persons entitled to receive the Common Stock upon conversion of Series C Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Conversion Date with respect thereto. In the event that a holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series C Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Company.

          (f)    (i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series C Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series C Preferred Stock, the Company shall pay to the holder of such share of Series C Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined below) of a share of Common Stock on the second trading day immediately preceding the day of conversion. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.

          (ii)   The "current market price" per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days immediately prior to the date in question. The closing price for each day shall be the closing price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that day as reported in composite transactions for the principal national securities exchange on which the Common Stock is listed for trading. The closing price shall be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a national securities exchange on the relevant date, the "closing price" of the Common Stock shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the Pink OTC Markets, Inc. or similar organization. If the Common Stock is not so quoted, the "closing price" of the Common Stock shall be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.

          (g)   The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Series C Preferred Stock pursuant to Section 5 and this Section; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of Common Stock in a name other than that of the registered holder of Series C Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

        7.     Adjustments.

          (a)   If the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock which consists in whole or in part of shares of its Common Stock, (ii) subdivide or reclassify its Common Stock into a greater number of shares or (iii) combine or reclassify its Common Stock into a lesser number of shares, then in each of clause (i), (ii) and (iii), the Conversion Rate shall be adjusted (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof) so that a holder of any shares of Series C Preferred Stock thereafter converted shall be entitled to receive the number and kind of other securities that such holder of Series C Preferred Stock would have owned or been entitled to receive after the happening of such dividend, subdivision, combination, or other reclassification had such shares of Series C Preferred Stock been converted immediately prior to the happening of such reclassification or any record date with respect thereto. An adjustment made pursuant to this Section shall become effective on the date of the dividend payment, subdivision, combination or issuance and shall be applied from the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

          (b)   If the Company shall be a party to any transaction, including a merger, consolidation, sale of all or substantially all of the Company's assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then, in connection with such Transaction, the Company shall make provision for the Series C Preferred Stock to be converted into the amount of shares of stock and other securities and the right to receive the property receivable (including cash) by a holder of that number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such Transaction (regardless of whether or not actual conversion into Common Stock at such time would be permissible under Section 5 hereof) and upon consummation of the Transaction the Series C Preferred Stock shall be automatically converted into such amount of stock and other securities and the right to receive property at the same time and in the same manner as the Common Stock is so converted (or as promptly as practicable thereafter). Any shares of stock and other securities and property shall be payable to the holder upon surrender of the shares of Series C Preferred Stock or as otherwise provided for as if such delivery were of Common Stock and cash pursuant to Section 6(a). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section.

          (c)   Notwithstanding the foregoing, in any case in which this Section provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any shares of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction as provided herein.

          (d)   If the Company shall take any action affecting the shares of Common Stock, other than any action described in this Section, which in the reasonable opinion of the Board of Directors would adversely affect the conversion rights of the holders of Series C Preferred Stock, then the number of shares of Common Stock that a share of Series C Preferred Stock is convertible into immediately before such action shall be adjusted, to the extent permitted by applicable law or regulation, in such manner and at such time as the Board of Directors may determine in good faith to be equitable in the circumstances. Any such determinations shall be memorialized in writing and shall be maintained on file at the Company's principal executive office and shall be made available to any stockholder upon request.

          (e)   Whenever the number of shares of Common Stock into which one share of Series C Preferred Stock is convertible is adjusted as herein provided, the chief financial officer of the Company or his or her designee(s) shall compute the required adjustment in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Conversion Agent and mailed to each holder of shares of Series C Preferred Stock at such holder's last address as shown on the stock books of the Company.

          (f)    The Company shall not, without the consent of a majority of the shares of the outstanding Series C Preferred Stock, voting separately as a class, make a publicly-announced tender offer for its Common Stock unless the Company provides to all holders of the Series C Preferred Stock the right to participate in the tender offer on the same terms and conditions as holders of Common Stock, provided that any Series C Preferred Shares tendered shall receive, upon surrender of the Series C Preferred Stock to the Company, the consideration payable with respect to the number of shares of Common Stock into which the Series C Preferred Stock so tendered would be convertible at the time immediately prior to the consummation of the tender offer (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof).

        8.     Reservation of Common Stock.

          (a)   The Company shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, solely for the purpose of effecting the conversion of Series C Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Series C Preferred Stock.

          (b)   Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series C Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the holders of the Series C Preferred Stock).

          (c)   All shares of Common Stock delivered upon conversion of the Series C Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances and not subject to any preemptive rights (other than liens, charges, security interests and other encumbrances created by the holders the Series C Preferred Stock).

          (d)   The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, all the Common Stock issuable upon conversion of the Series C Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series C Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series C Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

        9.     Liquidation, Dissolution and Winding Up.

          (a)   Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $0.02 per share of Series C Preferred Stock, plus the amount of any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company's stockholders before any distribution of assets is made to the holders of Common Stock. After payment to the holders of the Series C Preferred Stock of the amounts set forth in preceding sentence, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series C Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series C Preferred Stock then held by them (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof).

          (b)   In the event the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series C Preferred Stock, holders of the Series C Preferred Stock shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

          (c)   The Company's consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company's property or business shall not constitute its liquidation, dissolution or winding up.

        10.   Maturity.    The Series C Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designation.

        11.   No Redemption; No Sinking Fund.

          (a)   The shares of Series C Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series C Preferred Stock; provided, however, that the Company may purchase or otherwise acquire outstanding shares of Series C Preferred Stock by offer to any holder or holders thereof.

          (b)   The shares of Series C Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

        12.   Voting Rights.

          (a)   Except as expressly provided in this Section and in Section 7(g) or as otherwise required by applicable law or regulation, holders of the Series C Preferred Stock shall have no voting rights.

          (b)   So long as any shares of the Series C Preferred Stock are outstanding, the Company shall not, without the consent or vote of the holders of a majority of the outstanding shares of the Series C Preferred Stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation or otherwise) any provision of the Certificate of Incorporation of the Company or this Certificate of Designation, if such amendment would increase the authorized shares of the Series C Preferred Stock or alter or change the powers, preferences or special rights of the shares of the Series C Preferred Stock so as to affect the Series C Preferred Stock adversely.

        13.   Exclusion of Other Rights.    Except as may otherwise be required by law or specifically set forth in this Certificate of Designation and the Certificate of Incorporation, as they may be amended from time to time, the Series C Preferred Stock shall not have any other powers, preferences and relative, participating, optional or other special rights.

        14.   Severability of Provisions.    If any voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation that can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

        15.   Reissuance of Series C Preferred Stock.    Shares of Series C Preferred Stock that have been duly converted into Common Stock or otherwise reacquired in any manner, including shares purchased by the Company or exchanged or converted, shall not be reissued as Series C Preferred Stock and shall upon compliance with any applicable provisions of the laws of the State of Delaware have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series C Preferred Stock.

        16.   Mutilated or Missing Series C Preferred Stock Certificates.    If any certificate representing any shares of the Series C Preferred Stock shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for such certificate, a new certificate of like tenor and representing an equivalent amount of shares of Series C Preferred Stock of the same class, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

        17.   Fractional Shares.    The Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in dividends and distributions and to have the benefit of all other rights of holders of the Series C Preferred Stock, including the conversion provisions provided in Section 5.

        IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Company by Ricardo A. Anzaldúa, its duly authorized Senior Vice President and Corporate Secretary.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ RICARDO A. ANZALDÚA Ricardo A. Anzaldúa Senior Vice President and Corporate Secretary

Annex B

THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE INVESTMENT AGREEMENT, DATED OCTOBER 17, 2008, BETWEEN THE COMPANY AND ALLIANZ SE, A COPY OF WHICH IS ON FILE WITH THE COMPANY. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER MADE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID FOR ALL PURPOSES AB INITIO.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OR EXCHANGE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR SUCH LAWS.

CUSIP: [    •    ]
ISIN: [    •    ]

WARRANT NO. C-1

TO PURCHASE

[    •    ]

SHARES OF COMMON STOCK

THE HARTFORD FINANCIAL SERVICES GROUP,  INC.
A DELAWARE CORPORATION

Issue Date:

        1.     Definitions.    Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

        "Affiliate" has the meaning ascribed to it in the Investment Agreement.

        "Beneficial Ownership" and "Beneficially Own" shall have the meaning ascribed thereto in Section 4.1(a) of the Investment Agreement.

        "Board of Directors" or "Board" means the board of directors of the Company.

        "business day" has the meaning ascribed to it in Section 1.3 of the Investment Agreement.

        "Capital Stock" means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests in such Person.

        "Cash Redemption Value" has the meaning set forth in Section 15.

        "Change of Control Event" means any event or series of events by which (a) any Person or "group" (as such term is defined in Section 13 of the Exchange Act), other than the Company (acting solely for its own account and not as a member of any group) or Investor, its Subsidiaries and its Permitted

Transferees, shall have acquired Beneficial Ownership of thirty-five percent (35%) or more of the outstanding shares of Common Stock on a Fully-Diluted Basis, (b) all or substantially all of the consolidated assets of the Company are, directly or indirectly, sold, leased, exchanged or transferred (including without limitation through the acquisition of derivative ownership interests or bulk reinsurance arrangements with respect to any material line or block of insurance business), except in the case of a sale of insurance assets representing less than two-thirds (2/3s) of both (i) the Company's consolidated revenue and (ii) the Company's allocated equity (excluding accumulated other comprehensive income, or "AOCI") for two of the preceding three fiscal years, after giving effect to which, after the application of the proceeds thereof, the Company continues to be primarily engaged in the insurance business and has a pro forma market capitalization in excess of $2,000,000,000, (c) the Company is consolidated, merged, amalgamated, reorganized or otherwise enters into a similar transaction in which it is combined with another person other than the Investor or any of its Subsidiaries or its Permitted Transferees, unless the persons who Beneficially Own the outstanding Common Stock immediately before consummation of the transaction Beneficially Own a majority of the outstanding common stock of the combined or surviving entity immediately thereafter and in substantially the same proportion as they did prior to the transaction and directors of the Company make up a majority of the board of directors (or similar governing entity) of the combined or surviving entity immediately after such transaction, (d) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Company or such combined or surviving entity ceases to be occupied by persons who either (i) were members of the Board of Directors on the date hereof or (ii) were elected or were nominated for election by the Board of Directors of the Company (a majority of whom were directors on the date hereof or whose election or nomination for election was previously approved by a majority of such directors), (e) any bankruptcy, rehabilitation or similar event relating to the Company occurs or (f) the holders of Capital Stock of the Company approve of any plan or proposal for the liquidation or dissolution of the Company.

        "Closing Date" means October 17, 2008.

        "Common Shares" has the meaning set forth in Section 2.

        "Common Share Equivalents" at any time means the number of (a) outstanding Common Shares plus (b) in the case of any outstanding Convertible Preferred Stock or other equity securities that generally are entitled to participate in dividends and distributions on a pro rata basis with Common Shares (after adjusting for a conversion or similar factor), the number of Common Shares that constitute the equivalent of such Convertible Preferred Stock or other equity securities for purposes of the payment of such dividends or distributions.

        "Common Stock" means the Company's common stock, $0.01 par value per share.

        "Company" means The Hartford Financial Services Group, Inc., a Delaware corporation.

        "Debentures Documentation" shall have the meaning ascribed thereto in Recital C of the Investment Agreement.

        "Discounted Issuance" has the meaning set forth in Section 14(E).

        "Delisting Event" means the Underlying Common Stock ceases to be listed on the New York Stock Exchange (or any other national securities exchanges).

        "Effective Price" means:

            (i)  with respect to Common Stock acquired for cash, the per share amount of the net cash proceeds received by the Company for such Common Stock;

           (ii)  with respect to Common Stock acquired for other consideration, the per share Fair Market Value of the net consideration;

          (iii)  with respect to any option, warrant or other right to acquire Common Stock, whether direct or indirect and whether or not conditional or contingent, the sum of (a) the Fair Market Value of the aggregate consideration, if any, received by the Company for such option, warrant or right divided by the number of shares of Common Stock into which such option, warrant or right is exercisable at time of issuance, plus (b) the per share amount of the exercise price to the extent paid in cash and per share Fair Market Value of the exercise price if paid in other consideration;

          (iv)  with respect to securities convertible or exchangeable into Common Stock, (x) the net consideration per security paid for such securities (to the extent paid in cash) or the net Fair Market Value of the consideration per security paid for such securities if the price for such securities is paid in other consideration, as of the date of their issuance divided by (y) by the number of shares of Common Stock for which such securities are convertible or exchangeable.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

        "Exchange Property" has the meaning ascribed to it in Section 14(F).

        "ex-date" has the meaning set forth in Section 14(B).

        "Exercise Date" has the meaning set forth in Section 3.

        "Exercise Notice" means a notice in the form attached hereto as Annex A delivered by the holder of the Warrant to the Company in accordance with Section 22 to exercise the Warrant.

        "Exercise Period" has the meaning set forth in Section 3.

        "Exercise Price" means $25.32 subject to any adjustment or adjustments in accordance with Section 14 hereof.

        "Fair Market Value" means:

            (i)  in the case of shares of stock where, at least four months prior to the issuance thereof, other shares of the same class had already been listed on the NYSE or NASDAQ (or any successor national securities exchange), the average of the daily volume-weighted average prices of such stock for the five consecutive trading days immediately preceding the day as of which Fair Market Value is being determined.

           (ii)  in the case of securities not covered by (i) above, the Fair Market Value of such securities shall be determined by the Financial Expert, using one or more valuation methods that the Financial Expert in its best professional judgment determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm's-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

          (iii)  in the case of cash, the amount thereof.

          (iv)  in the case of other property, the Fair Market Value of such property shall be determined by the Financial Expert, using one or more valuation methods that the Financial Expert in its best professional judgment determines to be most appropriate, assuming such property is to be sold in an arm's-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

        "Financial Expert" means a nationally recognized investment banking firm mutually agreed by the Company and the Majority Holders, which firm does not have a material financial interest in the Company or the Investor. If the Company and the Majority Holders are unable to agree on a Financial Expert, each of them shall choose promptly a separate Financial Expert and these two Financial Experts shall choose promptly a third Financial Expert to make the relevant determination.

        "Fully Diluted Basis" means the Voting Securities that would be outstanding after giving effect to the conversion, exchange or exercise of all the Warrants and all other outstanding securities of the Company that are convertible or exchangeable into Voting Securities, whether or not presently convertible, exchangeable or exercisable. For the avoidance of doubt, for purposes of determining the Fully Diluted Basis, in the case of the Company, the then outstanding Series C Preferred Shares shall be deemed to be convertible into Common Stock even if such shares are not actually convertible including as a result of a failure to obtain Stockholder Approval.

        "Investment Agreement" means the Investment Agreement, dated as of October 17, 2008, as amended from time to time, between the Company and the Investor, including all schedules and exhibits thereto.

        "Investor" means Allianz SE.

        "Majority Holders" means, at any time, Warrantholders holding a majority of the Warrants measured by the number of Shares into which the Warrants are exercisable at such time.

        "Notice Date" has the meaning ascribed to it in Section 15.

        "Ordinary Cash Dividend" means regular quarterly cash dividends paid by the Company on Common Stock in the ordinary course, with usual record and resale dates.

        "Permitted Transferee" has the meaning ascribed to it in the Investment Agreement.

        "Person" has the meaning ascribed to it in Annex F to the Investment Agreement.

        "Preferred Shares" means Series B Preferred Shares or Series C Preferred Shares, as the case may be.

        "Qualifying Employee Stock" means any Common Stock and any options, warrants or other rights relating to Common Stock issued to any employee, former employee, director or consultant of the Company or any of its Affiliates pursuant to any plan, program, arrangement or agreement of the Company that is a compensatory stock ownership, stock purchase, stock option, stock appreciation right, restricted stock, restricted stock unit, phantom stock or other or equity or equity-based compensation plan, program, arrangement or agreement or a bonus, pension, severance, change of control, deferred compensation, incentive compensation, profit sharing or savings plan, program, arrangement or agreement, including without limitation pursuant to any conversion, split, subdivision or consolidation of Common Stock or rights issued pursuant to any such plan, program, arrangement or agreement in each case adopted, or entered into, in the ordinary course of business (including in respect of new hires).

        "Regulatory Approvals" means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, including any applicable insurance regulation or law, the receipt of any necessary approvals and authorizations, filings and registrations with, and notifications to, relevant Governmental Entities (as defined in the Investment Agreement) and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "Reorganization" means any consolidation, merger, statutory share exchange or similar transaction, or any recapitalization or reclassification of the Common Stock (other than reclassifications as described in Section 14(A)). A Reorganization may or may not involve a Change of Control Event.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

        "Series B Preferred Shares" means the non-voting contingent convertible preferred stock of the Company, each share of which is initially convertible into 4 shares of Common Stock, and having the terms (including with respect to conversion) set forth in the Series B Certificate of Designation (as such term is defined in the Investment Agreement).

        "Series C Preferred Shares" means the non-voting contingent convertible preferred stock of the Company, each share of which is initially convertible into 4 shares of Common Stock, and having the terms (including with respect to conversion) set forth in the Series C Certificate of Designation (as such term is defined in the Investment Agreement).

        "Shares" shall have the meaning ascribed to it in Section 2.

        "Stockholder Approval" means the approval by the stockholders of the Company of the issuance of Common Stock upon (i) the conversion of the Series C Preferred Shares or (ii) the exercise of the C Warrant for purposes of Section 312.03 of the NYSE Listed Company Manual (or any successor provision).

        "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

        "Tender Amount" has the meaning set forth in Section 14(C).

        "Underlying Common Stock" means the Common Shares issuable or issued upon the exercise of the Warrant (assuming the receipt of all required Regulatory Approvals and Stockholder Approval).

        "Voting Securities" means the common stock and any other securities of a Person of any kind or class having power generally to vote in the election of directors.

        "Warrantholder" has the meaning set forth in Section 2.

        "Warrant" means this Warrant, issued pursuant to the Investment Agreement and any additional Warrant issued in accordance with the terms hereof.

        2.     Number of Shares; Exercise Price.    This certifies that, for value received, Allianz Finance II Luxembourg S.a.r.l. and/or its permitted successors or assigns (to whom all or part of the Warrant has been transferred in compliance with the transfer restrictions set forth on the first page of this Warrant) (the "Warrantholder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of Regulatory Approvals, up to an aggregate of 34,308,872 fully paid and nonassessable shares of Common Stock (subject to adjustment as provided herein) (the "Common Shares"), at a purchase price per Common Share equal to the Exercise Price. The number of Common Shares (the "Shares") and the Exercise Price are subject to adjustment as provided herein, and all references to "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments. All references to the number of Common Shares issuable upon exercise of the Warrant shall include all Common Shares issuable assuming applicable Regulatory Approvals and Stockholder Approval have been obtained prior to the time of exercise.

        3.     Exercise of Warrant; Term.    Subject to Section 2, to the extent permitted by applicable laws and regulations (including Regulatory Approval), the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time during the Exercise Period by (A) the surrender of this Warrant and the Exercise Notice annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at Hartford, Connecticut (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder by tendering in cash, by certified or cashier's check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company. The "Exercise Period" shall commence upon the Closing Date (as defined in the Investment Agreement) and shall continue up to and including the seventh anniversary of such date. The "Exercise Date" shall be the date on which a Warrantholder surrenders the Warrant, delivers an Exercise Notice and makes payment of the Exercise Price in conformity with the foregoing provisions.

        Upon surrender of the Warrant and delivery of an Exercise Notice in conformity with the foregoing provisions, the Company shall transfer to the Warrantholder appropriate evidence of ownership of any Shares or other securities or property to which the Warrantholder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Warrantholder, and shall deliver such evidence of ownership and any other securities or property to the Person entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 6, within a reasonable time, not to exceed three business days after the Exercise Date. A Warrantholder shall be deemed to own and have all of the rights associated with any Shares or other securities or property to which it is entitled pursuant to this Agreement upon the exercise of the Warrant in accordance with this Section 3.

        If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days after the Exercise Date, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the aggregate number of Shares as to which this Warrant has been previously exercised.

        4.     Net Settlement.    Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising (all or a portion of) the Warrant by paying the Exercise Price pursuant to Section 3, the Warrantholder may elect on the Exercise Date to receive shares of Common Stock equal to the value (as determined below) of the Warrant (or the portion thereof being exercised) by surrender of this Warrant and the Exercise Notice annexed hereto and stating in the Exercise Notice that the Warrantholder is electing "Net Settlement" with respect to all or any part of the Warrant surrendered, in which event the Company shall promptly issue to such Warrantholder a number of Shares computed using the following formula:

X =	Y (A-B) A

  Where:

  X = the number of Shares issuable to the Warrantholder

  Y = the number of Shares issuable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (as of the Exercise Date)

  A = the Fair Market Value of one share of the Common Stock (as of the Exercise Date)

  B = the Exercise Price (as of the Exercise Date)

For the avoidance of doubt, if the Warrantholder elects "Net Settlement", the provisions of Section 16 apply. All calculations under this Section 4 shall be made as if shares of Common Stock are issuable.

        5.     Authorizatio; Listing.    The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will upon receipt of Stockholder Approval be duly and validly authorized and issued, fully paid and nonassessable. The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the Exercise Date, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will procure, at its sole expense, the listing of the Common Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Common Shares after issuance. The Company will use its reasonable best efforts to ensure that the Common Shares may be issued without violation of any law or regulation applicable to the Company or of any requirement of any securities exchange applicable to the Company on which the Shares are listed or traded.

        6.     No Fractional Shares or Scrip.    No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Fair Market Value of the Common Stock on the last trading day preceding the Exercise Date less the Exercise Price for such fractional share.

        7.     No Rights as Stockholders; Transfer Books.    This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to Exercise Date. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely transfer and exercise of this Warrant.

        8.     Charges, Taxes and Expenses.    Issuance of certificates for Shares (or other securities) to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

        9.     Transfer/Assignment.    (A) Subject to compliance with clauses (B) and (C) of this Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 9 shall be paid by the Company.

        (B)  Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.2 of the Investment Agreement.

        (C)  If and for so long as required by the Investment Agreement, this Warrant shall contain a legend as set forth in Section 4.4 of the Investment Agreement.

        10.   Exchange and Registry of Warrant.    This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant and in which the Company shall record all exchanges, exercises and transfers of Warrants. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

        11.   Loss, Theft, Destruction or Mutilation of Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

        12.   Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

        13.   Rule 144 Information.    The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, upon the request of any Warrantholder, to make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Investment Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

        14.   Adjustments and Other Rights.    The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one subsection of this Section 14 (other than in the case of a dividend or distribution of different types of property, in which case Section 14(A), 14(B) or 14(C) shall apply to the appropriate parts of each such dividend or distribution); and provided, further that any issuance of Common Stock upon exercise of this Warrant (in whole or in part) shall not itself give rise to any adjustment under this Section 14. For the purposes of convenience, adjustments are expressed in terms of the number of shares of Common Stock issuable upon exercise of this Warrant, without prejudice to Section 16.

          (A)  Adjustments upon Certain Transactions.    The Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrant shall be adjusted in the event the Company (i) pays a dividend or makes any other distribution with respect to its Common Stock solely in shares of its Common Stock, (ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares or (iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares. In such event, the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder shall thereafter be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. In such event, the Exercise Price shall be adjusted so that it shall equal the product of the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so issuable immediately thereafter. Such adjustment shall become effective immediately after the effective date of such event. For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ua =	Ub ×	Oa Ob
Pa =	Pb ×	Ob Oa

    Where:

    Ub = shares underlying the Warrant before the adjustment

    Ua = shares underlying the Warrant after the adjustment

    UPb = exercise price per share before the adjustment

    UPa = exercise price per share after the adjustment

    UOb = shares outstanding before the transaction in question

    UOa = shares outstanding after the transaction in question

          (B)  Cash Dividends and Distributions.    If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to the Common Stock in cash (other than an Ordinary Cash Dividend or a dividend or distribution covered by Section 14(A) or Section 14(C)), the Exercise Price to be in effect after the record date for such dividend or distribution shall be determined by multiplying (x) the Exercise Price in effect immediately prior to such record date by (y) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock as of the last trading day preceding the first date (the "ex-date") on which the Common Stock first trades without the right to receive such dividend or distribution less the Fair Market Value of the cash paid per share in such dividend or distribution, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the ex-date. Upon any adjustment of the Exercise Price pursuant to this Section 14(B), the total number of shares of Common Stock issuable upon the exercise of the Warrant shall be such number of shares issuable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. In the case of an adjustment for a cash dividend that is, or is coincident with, a regular quarterly dividend, the "Fair Market Value" of such dividend as paid per share would be reduced by the per share amount of the cash dividend that would constitute an Ordinary Cash Dividend. For avoidance of doubt, the adjustments contemplated by this section can be expressed by formula as follows:

Ua =	Ub ×	M M-D
Pa =	Pb ×	M-D M

    Where:

    Ub = shares underlying the Warrant before the adjustment

    UUa = shares underlying the Warrant after the adjustment

    UPb = exercise price per share before the adjustment

    UPa = exercise price per share after the adjustment

    UM = Fair Market Value immediately before ex-date

    UD = Fair Market Value of the dividend or distribution made per share of Common Stock

          (C)  Non-Cash Dividends and Distributions.    If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to the Common Stock (other than an Ordinary Cash Dividend or a dividend or distribution covered by Section 14(A) or Section 14(B)), the Company shall distribute (for no additional consideration) such securities or property other than cash to the Warrantholder as such Warrantholder would have received had it held as of the applicable record date a number of shares of Common Stock equal to the number of shares of Common Stock that were issuable under the Warrant as of such record date simultaneously with and on the same terms and conditions as such securities or other property are distributed to holders of Common Stock. For the avoidance of doubt, in connection with the payment of any dividend or distribution under this Section 14(C), the total number of shares issuable upon exercise of the Warrant and the Exercise Price for the Warrant shall not be adjusted.

          (D)  Tender Offers.    If a publicly-announced tender offer made by the Company or any of its Subsidiaries for the Common Stock shall be consummated, then the Exercise Price to be in effect after the tender offer is consummated shall be determined by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the product of (x) the number of shares of Common Share Equivalents outstanding immediately before giving effect to the tender offer and (y) the Fair Market Value per share of the Common Stock as of the sixth trading day following the date on which such tender offer is consummated and the denominator of which shall be the sum of (i) the product of (x) the number of shares of Common Share Equivalents outstanding after giving effect to the tender offer and (y) the Fair Market Value per share of Common Stock as of the sixth trading day following the date on which such tender offer is consummated, and (ii) the aggregate Fair Market Value of all cash and any other consideration paid or payable for Common Share Equivalents (the "Tender Amount"). Upon any adjustment of the Exercise Price pursuant to this Section 14(D), the total number of shares of Common Stock issuable upon the exercise of the Warrant shall be such number of shares issuable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows, provided that the Exercise Price shall not be increased (and the number of shares of Common Stock issuable upon exercise of the Warrant shall not be decreased) as a result of this paragraph 14(D).

Ua =	Ub ×	(Oa × M) + E Ob × M
Pa =	Pb ×	Ob × M (Oa × M) + E

    Where:

    Ub = shares underlying the Warrant before the adjustment

    Ua = shares underlying the Warrant after the adjustment

    Pb = exercise price per share before the tender offer

    Pa = exercise price per share after the tender offer

    M = Fair Market Value on the sixth trading day immediately following the date on which the tender offer is consummated

    E = Tender Amount (the aggregate amount paid in the tender offer)

    Ob = Shares equivalents outstanding before giving effect to tender offer

    Oa = Shares equivalents outstanding after giving effect to tender offer

          (E)  Discounted Issuances.    Except to the extent an adjustment in respect of such transaction is made in accordance with Section 14(F) below, in case of (a) any transaction in which the Company issues any shares of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock (other than Qualifying Employee Stock), or (b) the amendment to or change in the number of shares of Common Stock deliverable upon the exercise, conversion or exchange of the securities described under (a) above, in each case for an Effective Price that is lower than the Fair Market Value of a share of Common Stock on the business day immediately prior to the date of pricing of such transaction (each, a "Discounted Issuance"), the Exercise Price effective immediately following such Discounted Issuance shall be determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which is the sum of (x) the number of shares of Common Share Equivalents outstanding on the business day immediately prior to the date of pricing of the Discounted Issuance plus (y) the total number of Common Shares that the aggregate Effective Price would purchase at the Fair Market Value of a share of Common Stock on such business day, and the denominator of which is the sum of (x) the number of Common Share Equivalents outstanding on the business day immediately prior to the date of pricing of the Discounted Issuance plus (y) the total number of additional Common Shares offered for subscription or purchase or into which such convertible securities could be converted pursuant to the Discounted Issuance. Upon any adjustment of the Exercise Price pursuant to this Section 14(E), the total number of shares of Common Stock issuable upon the exercise of the Warrant shall be such number of shares issuable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. For the avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ua =	Ub ×	Ob + I Ob + F
Pa =	Pb ×	Ob + F Ob + I

    Where:

    Ub = shares underlying the Warrant before the adjustment

    Ua = shares underlying the Warrant after the adjustment

    Pb = exercise price per share before the adjustment

    Pa = exercise price per share after the adjustment

    F = shares that Effective Price could purchase at fair market value

    I = number of shares issued or deemed issued

    Ob = share equivalents outstanding on a fully-diluted basis after giving effect to the issuance

          (F)  Reorganizations.    In the case of any Reorganization in which any Common Stock is converted into or exchanged for or becomes the right to receive cash, securities or other property ("Exchange Property"), then, as a condition of such Reorganization:

            (a)   to the extent the Exchange Property consists of cash, securities or other property (other than Voting Securities), the Warrantholder's right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the amount of Exchange Property (other than Voting Securities) which the Shares issuable upon exercise of this Warrant (at the effective time of such Reorganization and after giving effect to any adjustments pursuant to this Section 14) would have been entitled to receive in such Reorganization; and

            (b)   to the extent the Exchange Property consists of Voting Securities, the Warrantholder shall be issued a new Warrant on terms and conditions substantially identical to this Warrant to purchase a number of such Voting Securities for an Exercise Price per share calculated by (x) first, multiplying the initially adjusted number of Shares times the number of Voting Securities into which each share of Common Stock of the Company shall be converted in the Reorganization to arrive at the final adjusted number of Voting Securities of the other company issuable upon exercise of the Warrant and (y) second, dividing the initially adjusted Exercise Price per share by the number of Voting Securities into which each share of Common Stock of the Company shall be converted in the Reorganization to arrive at the final adjusted Exercise Price per Voting Security.

  In the case of any Reorganization in which holders of Common Stock may make an election as between different types of Exchange Property, the Warrantholder shall be deemed to have elected to receive (unless Majority Holders otherwise notify the Company), first, Voting Securities, second, cash, and third other securities or property. The Company shall not affect any Reorganization unless the Company first shall have made appropriate provision to ensure that applicable provisions of this Agreement (including, without limitation, the provisions of this Article 14 and Article 15) and, if the Exchange Property includes any Registrable Securities, the Registration Rights Agreement shall immediately after giving effect to such Reorganization be assumed by and binding on the other party to the Reorganization (or the successor, parent company and/or issuer of such securities, as appropriate) and applicable to any Exchange Property deliverable upon the exercise of Warrants, pursuant to a customary assumption agreement in form and substance reasonably satisfactory to Majority Holders. The Company shall notify the Warrantholder of any such proposed Reorganization Event reasonably prior to the consummation thereof so as to provide the Warrantholder with a reasonable opportunity to confirm compliance with the terms hereof and, if they elect, to exercise the Warrant in accordance with the terms and conditions hereof prior to consummation of the Reorganization; provided, however, that in the case of a transaction which requires notice to be given to the holders of Common Stock of the Company, the Warrantholder shall be provided the same notice given to the holders of Common Stock of the Company.

          (G)  Certain Other Events.    If the Company takes any action affecting the Common Stock, other than actions described in this Section 14, and in the opinion of the Board of Directors, in its sole discretion, such action would materially adversely affect the exercise rights of the Warrantholder, then the Exercise Price for the Warrant and/or the number of Shares received upon exercise of the Warrant shall be adjusted, to the extent permitted by law, in such a manner and at such time as the Board of Directors may determine in good faith to be equitable in the circumstances.

          (H)  Rounding of Calculations; Minimum Adjustments. All calculations under this Section 14 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 14 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of shares of Common Stock into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

          (I)   Notice of Adjustment.    Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of the Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice to the Warrantholder of such adjustment or adjustments and shall deliver to the Warrantholder a statement setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of the Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

          (J)   Adjustment Rules.    If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below $0.01 then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to $0.01 and not lower.

        15.   Mandatory Redemption upon a Change of Control or Delisting.    Upon the occurrence of (i) a Delisting Event or (ii) a Change of Control Event under clauses (a), (b), (d), (e) or (f) of the definition thereof, in each case, the occurrence of which is within the control of the Company, then, at the election of the Warrantholder in its sole discretion exercised by written notice to the Company on or prior to the 10th business day following written notice by the Company to the Warrantholder of the occurrence of the Delisting Event or the Change of Control Event which notice shall be provided no later than the 2nd business day following the Delisting Event or the Change of Control Event (the "Notice Date"), the Company shall pay to the Warrantholder not later than the 30th business day following the Notice Date an amount in cash in immediately available funds equal to the Cash Redemption Value (as defined below) for this Warrant plus interest, if any, on such amount from the 15th business day following the Notice Date to (but not including) the date of payment at a rate of 5% per annum. For purposes of this Section 15, the "Cash Redemption Value" for the Warrant shall be determined to be equal to (x) the difference between the Fair Market Value of a share of Common Stock minus the Exercise Price per share of Common Stock multiplied by (y) the number of Exercise Shares underlying the Warrant, in each of cases (x) and (y) determined as of the date of the Change of Control Event or Delisting Event. To the extent that the Warrantholder does not exercise the right provided by this section with respect to the entire Warrant, the applicable portion of the Warrant will remain outstanding as adjusted pursuant to the provisions of Article 14 hereof.

        16.   Purchase of Series C Preferred Shares in lieu of Common Stock.

          (A)  Subject to Section 16(D) below, if the Warrantholder is an Initial Holder and at the time of delivery of an Exercise Notice the Warrantholder does not deliver to the Company a certification from the Warrantholder that it (or any of its Affiliates that comprise the Initial Holders) has obtained such Regulatory Approval as is required in order for such Warrantholder (and, if applicable, its Affiliates) to hold a specified number of shares of Common Stock issuable upon exercise of the Warrant, the number of Common Shares with respect to which such certification has not been delivered (the "Regulatory Subject Shares") shall be exercisable only for Series C Preferred Shares in accordance with Section 16(B).

          (B)  If the Company is required to issue shares of Series C Preferred Shares in accordance with subsection (A), the shares of Series C Preferred Shares so issuable shall entitle the Warrantholder to receive upon conversion of such Series C Preferred Shares (subject to adjustment provisions therein) a number of Underlying Common Shares which shall equal the number of Regulatory Subject Shares.

          (C)  For purposes of this Section 16, "Initial Holder" means the Investor, the initial Warrantholder and any Affiliate of the Investor to whom the initial Warrantholder has transferred, directly or indirectly, the Warrant in accordance with the terms of the Investment Agreement, acting individually or as a group, as the context may require.

          (D)  Notwithstanding Section 16(A) above, if at the time of delivery of an Exercise Notice, Stockholder Approval has not been obtained, the Warrant shall be exercisable only for Series C Preferred Shares and the Series C Preferred Shares so issuable shall entitle the Warrantholder to receive upon conversion of such Series C Preferred Shares (subject to adjustment provisions therein) a number of Underlying Common Shares for which the Warrant would have been exercisable had the Stockholder Approval been obtained.

          (E)  Certificates for Preferred Shares issuable upon exercise of this Warrant in accordance with this Section 16 will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company agrees that the Preferred Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Preferred Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued preferred stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of Preferred Shares issuable upon exercise of this Warrant. In addition, the Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, the aggregate number of shares of Common Stock issuable upon conversion, transfer or sale of the Preferred Shares (the "Convertible Underlying Shares"). The Company will procure, at its sole expense, the listing of the Convertible Underlying Shares, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and maintain such listings of such Convertible Underlying Shares at all times after issuance. The Company will ensure that the Convertible Underlying Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Common Stock is listed or traded.

        17.   Notice of Dividends and Distributions.    At any time when the Company declares any dividend or other distribution on its Common Stock and the Company's Common Stock is not listed on a national securities exchange, it shall give notice to the Warrantholder of all the then outstanding

Warrants of any such declaration not less than 15 days prior to the related record date for payment of the dividend or distribution so declared.

        18.   Removal of Legends.    The Warrantholder may surrender its Warrant certificates or certificates evidencing Underlying Common Stock (or Convertible Underlying Shares) to the Company who shall exchange such certificates for certificates without the legend included on this Warrant; provided that each of the Articles of Incorporation, including the Certificate of Designation for the Series C Preferred Shares, and the Investment Agreement no longer require such legend and the Warrantholder has delivered an officer's certificate and an opinion of nationally recognized counsel reasonably acceptable to the Company to the effect that Warrants or Underlying Common Stock (or Convertible Underlying Shares), as the case may be, represented by such certificates are freely transferable under the Securities Act, as the case may be.

        19.   Governing Law; Submission to Jurisdiction.    This Warrant will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. To the fullest extent permitted by law, the Company and the Warrantholder agree (a) that any dispute between them shall be brought in the United States District Court for the Southern District of New York or, in the event federal jurisdiction is not available, in the Supreme Court of the State of New York, New York County, (b) to submit to the exclusive jurisdiction of such courts and agree to waive any claims of improper venue or forum non conveniens and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 22. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Warrant.

        20.   Binding Effect.    This Warrant shall be binding upon any successors or assigns of the Company.

        21.   Amendments.    This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

        22.   Notices.    Any notice, request, instruction, claim, demand, waiver or other document or communication to be given hereunder by the Company or the Warrantholder to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery when delivered by hand or overnight courier service or (b) upon confirmation of receipt when delivered by facsimile. All notices hereunder shall be delivered as set forth below, or to such other address or facsimile number as either party may from time to time designate in a written notice given in a like manner.

          (A)  If to the Company:

      The Hartford Financial Services Group Inc.
      One Hartford Plaza
      Hartford, CT 06155
      U.S.A.
      Attention: Alan J. Kreczko
      Facsimile: +1 860 547 4721

    with a copy (which copy alone shall not constitute notice) to:

      Cleary Gottlieb Steen & Hamilton LLP
      One Liberty Plaza
      New York, NY 10006
      U.S.A.
      Attention: Victor I. Lewkow
      Facsimile: +1 212 225 3999

          (B)  If to the Initial Warrantholder:

      Allianz SE (on behalf of Allianz Finance II Luxembourg S.a.r.l.)
      Group Legal Services
      Koeniginstr. 28
      80802 Muenchen
      Germany
      Attention: Dr. Peter Hemeling
      Facsimile: +49 89 38 00 2152

    with a copy (which copy alone shall not constitute notice) to:

      Sullivan & Cromwell LLP
      125 Broad Street
      New York, NY 10004-2498
      U.S.A.
      Attention: Andrew Dietderich
      Facsimile: +1-212-558-3588

        23.   Entire Agreement.    This Warrant and the forms attached hereto, and the Investment Agreement (and the other documents referenced in Section 6.7 of the Investment Agreement), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated:

The Hartford Financial Services Group, Inc.
By:	Name: Title:
Attest:
By:	Name: Title:

[SIGNATURE PAGE TO WARRANT]

ANNEX A

[FORM OF EXERCISE NOTICE]

DATE:

TO: [    •    ]

RE: Election to Purchase Common Stock / Series C Preferred Shares

        The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the [Common Stock] [Series C Preferred Shares] set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of [Common Stock] [Series C Preferred Shares]. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of [Common Stock][Series C Preferred Shares]:

Aggregate Exercise Price:

        The Warrantholder hereby certifies that Regulatory Approvals in respect of [all shares to which this Exercise Notice relates] [                                     shares of Underlying Common Stock] have been obtained

Election of Net Settlement:

Number of Shares of Underlying Common Stock:

Warrantholder:
By:
Name:
Title:

PROXY
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned hereby appoints Alan J. Kreczko and Ricardo A. Anzaldúa and each of them, as proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes each or any of them to vote, as designated on the reverse side of this proxy, all shares of common stock of The Hartford Financial Services Group, Inc. (the "Company") held of record, and all shares held in the Company's Dividend Reinvestment and Cash Payment Plan, the Company's Investment and Savings Plan, the Company's Deferred Restricted Stock Unit Plan and the Company's Excess Savings Plan, which the undersigned is entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held at [time] on [date], 2009 at the Company's Home Office, Wallace Stevens Theater, One Hartford Plaza, Hartford, Connecticut 06155.

          If you own additional shares of common stock in a "street name" capacity (i.e., through a broker, nominee or some other agency which holds common stock for your account), including shares held in the Company's Employee Stock Purchase Plan, those shares are represented by a separate proxy provided by your broker or other nominee.

          Shares of common stock for the accounts of Company employees who participate in The Hartford Investment and Savings Plan ("ISP"), The Hartford Excess Savings Plan ("ESP") and The Hartford Deferred Restricted Stock Unit Plan ("Stock Unit Plan") are held of record and are voted by the respective trustees of these plans. This card provides instructions to plan trustees for voting plan shares. To allow sufficient time for the trustees to tabulate the vote of plan shares, you must vote by telephone or online or return this proxy so that it is received by [time] Eastern time on [date], 2009.

          Please specify your choices by marking the appropriate boxes on the reverse side of this Proxy. The shares represented by this Proxy will be voted as you designate on the reverse side. If no designation is made, the shares will be voted for the proposal to the shareholders at the Special Meeting regarding the conversion of any issued and outstanding Series C Non-Voting Contingent Convertible Preferred Stock of the Company into common stock of the Company and the exercise of the Series C Warrant to purchase common stock of the Company, as well as other potential issuances of our Common Stock for anti-dilution and related purposes as contemplated by our agreements with Allianz relating to the investment of Allianz SE and it affiliates, referred to in the accompanying proxy statement. Please sign, date and return this Proxy, or vote by telephone or through the Internet.

          If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

(Continued, and to be signed and dated, on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your THE HARTFORD FINANCIAL SERVICES GROUP, INC. account online.

Access your The Hartford Financial Services Group, Inc. shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for The Hartford Financial Services Group, Inc. now makes it easy and convenient to get current information on your shareholder account.

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For Technical Assistance Call [XXX-XXX-XXXX] between 9am-7pm
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The Hartford Financial Services Group, Inc.
Special Meeting of Shareholders

[date], 2009 at [time]

Wallace Stevens Theater
The Hartford Financial Services Group, Inc.
One Hartford Plaza
Hartford, Connecticut 06155

☐	Votes must be indicated (x) in Black or Blue ink.	(Unless you are voting by telephone or Internet, please sign, date and return this proxy card in the enclosed envelope.)	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

The Board of Directors recommends a vote FOR the Proposal.

Proposal	The conversion of any issued and outstanding Series C Non-Voting Contingent Convertible Preferred Stock of the Company into common stock of the Company and the exercise of the Series C Warrant to purchase common stock of the Company, as well as other potential issuances of our Common Stock for anti-dilution and related purposes as contemplated by our agreements with Allianz SE relating to the investment of Allianz SE and its affiliates.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Mark this box if you plan to attend the Special Meeting        ☐

Signature	Signature	Date

Note: Please add your title if you are signing for a corporation or other business entity, or as attorney, administrator, executor, guardian, trustee or in any other representative capacity.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
[http://www.eproxy.com/hig]		[XXX-XXX-XXXX]
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

          If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

  Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.[    •    ] where step-by-step instructions will prompt you through enrollment.